UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

IBIO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

October [●], 2023

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of iBio, Inc.:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) of iBio, Inc., a Delaware corporation (the “Company”). The meeting will be held on November 27, 2023 at 1:00 p.m. Pacific Time at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated below in this Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting.

At the 2023 Annual Meeting, stockholders will vote on the following matters:

(1)	to elect the two (2) nominees for Class III director named in the accompanying proxy statement to our Board of Directors, each to serve a three-year term expiring at the 2026 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;
(2)	to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2024; and
(3)	to approve, on an advisory, non-binding basis, the compensation of our named executive officers (Say-on-Pay);
(4)	to approve an amendment to the Company’s Certificate of Incorporation, in substantially the form attached to the accompanying proxy statement as Appendix A, at the discretion of the Board of Directors of the Company, to effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment;
(5)	to approve the adoption of the iBio, Inc. 2023 Omnibus Equity Incentive Plan (the “2023 Plan”), in the form attached to the accompanying proxy statement as Appendix B;
(6)	to approve an adjournment of the 2023 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of Proposal 4 and/or Proposal 5; and
(7)	to transact such other business as may properly come before the 2023 Annual Meeting or any adjournments or postponements of the 2023 Annual Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on October 25, 2023 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2023 Annual Meeting or any adjournment or postponement of the 2023 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection at the 2023 Annual Meeting for the ten days preceding the meeting at the Company’s offices located at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121 during ordinary business hours for any purpose germane to the 2023 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 27, 2023.

The proxy materials together with our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 (the “2023 Annual Report”), which is not a part of our proxy solicitation materials, are first being mailed to the stockholders of record on or about October [●], 2023. This Notice of Annual Meeting of Stockholders, the proxy statement and our 2023 Annual Report are available at https://ir.ibioinc.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2023 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY SUBMITTING YOUR PROXY VIA THE INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU BY CONTACTING THE CORPORATE SECRETARY, IBIO, INC., 11750 SORRENTO VALLEY ROAD, SUITE 200, SAN DIEGO, CALIFORNIA 92121, OR BY PHONE AT (979) 446-0027.

On behalf of the Board of Directors and the employees of iBio, Inc. we thank you for your continued support and look forward to speaking with you at the 2023 Annual Meeting.

/s/ William D. Clark
William D. Clark
Chairman of the Board

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

PROXY STATEMENT

For the 2023 Annual Meeting of Stockholders to be held on November 27, 2023

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.001 par value per share, of iBio, Inc., a Delaware corporation (referred to herein as “iBio,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of iBio (the “Board of Directors” or the “Board”) of proxies to be voted at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) to be held on November 27, 2023, beginning at 1:00 p.m., Pacific Time, at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121 and at any adjournment or postponement of our 2023 Annual Meeting. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting.

The Board of Directors is soliciting votes: (1) FOR each of the two (2) Class III directors named in the accompanying proxy statement for election to the Board of Directors (“Proposal 1” or the “Election of Directors Proposal”); (2) FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending on June 30, 2024 (“Proposal 2” or the “Auditor Ratification Proposal”); (3) FOR the approval, on an advisory, non-binding basis, of the compensation of our named executive officers (Say-on-Pay) (“Proposal 3” or the “Say-on-Pay Proposal”); (4) FOR the approval of an amendment to the Company’s Certificate of Incorporation (the “Charter”), in substantially the form attached to the proxy statement as Appendix A, at the discretion of the Board of Directors of the Company, to effect a reverse stock split (the “Reserve Stock Split”) with respect to the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), including stock held by the Company as treasury shares, at a ratio of 1-for-5 to 1-for-20 (the “Range”), with the ratio within such Range (the “Reverse Stock Split Ratio”) to be determined at the discretion of the Board (“Proposal 4” or the “Reverse Stock Split Proposal”) and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment; (5) FOR the adoption of the 2023 Omnibus Equity Incentive Plan (the “2023 Plan”), in the form attached to the accompanying proxy statement as Appendix B (“Proposal 5” or the “2023 Plan Proposal”); and (6) FOR the approval of an adjournment of the 2023 Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event there are not sufficient votes in favor of the Reverse Stock Split Proposal and/or the 2023 Plan Proposal (“Proposal 6” or the “Adjournment Proposal”).

ANNUAL MEETING ADMISSION

Only stockholders of record as of the close of business on October 25, 2023 (the “Record Date”) may attend the 2023 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the Record Date. Such evidence of ownership can be your proxy card. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2023 Annual Meeting, you will be required to present proof of your ownership of our common stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2023 Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 27, 2023. On or about October 25, 2023, we will begin mailing the proxy materials, which includes the Notice of Annual Meeting of Stockholders, this Proxy Statement and proxy card, together with our Annual Report on Form 10-K for the year ended June 30, 2023 (the “2023 Annual Report”), which is not a part of our proxy solicitation materials. The proxy materials and our 2023 Annual Report are also available at https://ir.ibioinc.com.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2023 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY SUBMITTING A PROXY VIA THE INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS. IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INCLUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU BY CONTACTING THE CORPORATE SECRETARY, IBIO, INC., 11750 SORRENTO VALLEY ROAD, SUITE 200, SAN DIEGO, CALIFORNIA 92121, OR BY PHONE AT (979) 446-0027.

No cameras, recording equipment or electronic devices will be permitted in the 2023 Annual Meeting.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2023 Annual Meeting to be held on November 27, 2023, beginning at 1:00 p.m., Pacific Time including at any postponement or adjournment thereof. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting.

Q:Why am I receiving these materials?

A:We have sent you these proxy materials because the Board of Directors of iBio is soliciting your proxy to vote at the 2023 Annual Meeting, including at any postponements or adjournments of the 2023 Annual Meeting.

Q:Who can vote at the 2023 Annual Meeting?

A:Only stockholders of record at the close of business on October 25, 2023, or the Record Date, will be entitled to vote at the 2023 Annual Meeting. On the Record Date, there were 28,089,899 shares of Common Stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on October 25, 2023 your shares were registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may directly vote your shares or submit a proxy to have your shares voted. We urge you to fill out and return the enclosed proxy card or submit a proxy via the internet or by telephone as instructed herein to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on October 25, 2023 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2023 Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Beneficial owners who wish to attend the 2023 Annual Meeting must obtain a legal proxy by contacting their account representative at the bank, broker, or other nominee that holds their shares and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com.

Q:What information is contained in the Proxy Statement?

A:The information included in this Proxy Statement relates to the proposals to be considered and voted on at the 2023 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:Who can help answer my questions?

A:If you have any questions about the 2023 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you can contact our proxy solicitor Okapi Partners LLC toll free at (844) 203-3605 or our Corporate Secretary, iBio, Inc., 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121, or by phone (979) 446-0027.

Q:How do I get electronic access to the proxy materials?

A:This Proxy Statement and the 2023 Annual Report are available at https://ir.ibioinc.com.

Q:What items of business will be considered and voted on at the 2023 Annual Meeting?

A:The business scheduled to be considered and voted on at the 2023 Annual Meeting are: (1) the election of our two (2) nominees named herein as Class III directors; (2) the ratification of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending on June 30, 2024; (3) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers; (4) the approval of an amendment to the Company’s Certificate of Incorporation, in substantially the form attached to the proxy statement as Appendix A, at the discretion of the Board of Directors of the Company, to effect a reverse stock split with respect to the Company’s issued and outstanding common stock, par value $0.001 per share, including stock held by the Company as treasury shares, at a ratio of 1-for-5 to 1-for-20, with the ratio within such Range to be determined at the discretion of the Board and included in a public announcement, subject to the authority of the Board of Directors to abandon such amendment; (5) the approval of the adoption of the 2023 Plan, in the form attached to the accompanying proxy statement as Appendix B; and (6) the approval of an adjournment of the 2023 Annual Meeting if Proposals 4 and/or 5 are not approved.

Q:How does the Board of Directors recommend that I vote?

A:For the reasons described under each Proposal, the Board of Directors recommends that you vote (1) FOR each of the two (2) Class III director nominees named herein for election to the Board of Directors; (2) FOR the Auditor Ratification Proposal; (3) FOR the Say-on-Pay Proposal; (4) FOR the Reverse Stock Split Proposal; (5) FOR the 2023 Plan Proposal; and (6) FOR the Adjournment Proposal.

Q:What is a quorum and why is it necessary?

A:Conducting business at the 2023 Annual Meeting requires a quorum. A quorum will be present if stockholders holding at least one third of the issued and outstanding shares entitled to vote at the close of business on October 25, 2023 are present at the 2023 Annual Meeting in person, present by means of remote communication in a manner, if any, authorized by the Board of Directors in its sole discretion, or represented by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the 2023 Annual Meeting. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your broker may register your shares as being present at the 2023 Annual Meeting for purposes of determining the presence of a quorum, but the shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the stockholders present or represented at the 2023 Annual Meeting and entitled to vote may adjourn the meeting to another date or if no stockholder is present any officer entitled to preside at or act as secretary of the meeting may adjourn the meeting to another date.

Q:What is the voting requirement to approve each of the proposals?

A:If a quorum is present or represented by proxy at the 2023 Annual Meeting, the vote required to approve each of the proposals is as follows:

For the Election of Directors Proposal (Proposal 1) the two (2) Class III director nominees named herein receiving the highest number of FOR votes (from the holders of shares present or represented by proxy at the 2023 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, WITHHELD votes and broker non-votes will have no effect on the outcome of the vote. You do not have the right to cumulate your votes on the Election of Directors Proposal.

To be approved, the Auditor Ratification Proposal (Proposal 2) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2023 Annual Meeting. Since abstentions on this proposal are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors (the “Audit Committee”) or the Board of Directors. If our stockholders do not approve the Auditor Ratification Proposal, the Audit Committee will reconsider whether to retain that firm. Even if the Auditor Ratification Proposal is approved, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of iBio and its stockholders.

To be approved, the Say-on-Pay Proposal (Proposal 3) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2023 Annual Meeting. Since abstentions and broker non-votes on this proposal are not considered votes cast, they will have no effect on the vote on this proposal. The Say-on-Pay Proposal (Proposal 3) is advisory, and therefore not binding on us, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinion of our stockholders and will consider our stockholders’ opinion when making future compensation decisions for our named executive officers.

To be approved, the Reverse Stock Split Proposal (Proposal 4) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2023 Annual Meeting. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

To be approved, the 2023 Plan Proposal (Proposal 5) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2023 Annual Meeting. Since abstentions and broker non-votes on this proposal are not considered votes cast, they will have no effect on the vote on this proposal.

To be approved, the Adjournment Proposal (Proposal 6) must receive the affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on that proposal at the 2023 Annual Meeting. Since abstentions and broker non-votes on this proposal are not considered votes cast, they will have no effect on the vote on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2023 Annual Meeting are the Auditor Ratification Proposal, the Reverse Stock Split Proposal, and the Adjournment Proposal. If you do not direct your broker how to vote on the Auditor Ratification Proposal, the Reverse Stock Split Proposal or the Adjournment Proposal, your broker may exercise discretion and may vote your shares on such proposals in its discretion. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in the Director Proposal, the Say-on-Pay Proposal or the 2023 Plan Proposal, your broker may not exercise discretion and may not vote your shares on such proposals.

We encourage you to vote FOR each of the Class III director nominees named in the Election of Directors Proposal and FOR each of the Auditor Ratification Proposal, FOR the Say-on-Pay Proposal; FOR the Reverse Stock Split Proposal; FOR the 2023 Plan Proposal; and FOR the Adjournment Proposal.

Q:What shares can I vote?

A:You may vote or cause to be voted all shares owned by you as of the close of business on October 25, 2023, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:How may I vote?

A:You may either vote FOR each of the two (2) nominees to the Board of Directors or you may WITHHOLD your vote for any nominee you specify. You may not cumulate your votes in the Director Election Proposal. With respect to each of the other proposals, you may vote FOR, AGAINST, or ABSTAIN.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may have your shares voted by proxy. We urge you to have your shares voted by proxy to ensure your vote is counted.

●	To have your shares voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2023 Annual Meeting, the proxyholder will vote your shares as you direct.
●	To have your shares voted through the internet follow the instructions on the enclosed proxy card (https://www.cstproxy.com/ibioinc/2023) to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet vote must be received by 11:59 p.m. Pacific Time on November 26, 2023 to be counted.
●	To have your shares voted through the telephone dial the toll-free number on the enclosed proxy card (866-894-0536) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your telephone vote must be received by 11:59 p.m. Pacific Time on November 26, 2023 to be counted.
●	You or your proxyholder will be able to attend and vote at the 2023 Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a voting instruction form with these proxy materials from that organization rather than from iBio. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form. Internet and telephone voting may be available to beneficial owners. Please refer to the voting instruction form provided by your broker, bank or other nominee.

Q:How many votes do I have?

A:On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on October 25, 2023, the Record Date.

Q:What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote at the 2023 Annual Meeting or by completing your proxy card or submitting your proxy via the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other nominee how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation (say-on-pay) and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. We believe that Proposals 1, 3 and 5 will be treated by the NYSE as non-routine matters and Proposals 2, 4 and 6 will be treated by the NYSE as routine matters. Accordingly, your broker may register your shares as being present at the 2023 Annual Meeting for purposes of determining the presence of a quorum, but not vote your shares on Proposals 1, 3 and 5 without your instructions (referred to as broker non-votes), but may vote your shares on Proposals 2, 4 and 6 even in the absence of your instruction. This belief is based on preliminary guidance from the NYSE and may be incorrect or change before the 2023 Annual Meeting.

Q:What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, (1) FOR each of the two (2) nominees for Class III directors named herein; (2) FOR the Auditor Ratification Proposal; (3) FOR the Say-on-Pay Proposal; (4) FOR the Reverse Stock Split Proposal; (5) FOR the 2023 Plan Proposal; and (6) FOR the Adjournment Proposal.

Q:Can I change my vote or revoke my proxy?

A:You may change your vote or revoke your proxy at any time before the final vote at the 2023 Annual Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at iBio, Inc., 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121; (2) submit a later-dated proxy by mail, via internet or by telephone, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date. You may also revoke your proxy by attending the 2023 Annual Meeting and voting at the meeting. Attendance at the 2023 Annual Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker, bank or nominee.

Q:What should I do if I receive more than one proxy statement?

A:You may receive more than one proxy statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy statement. These should each be voted and/or returned separately in order to ensure that all of your shares are voted.

Q:Where can I find the voting results of the 2023 Annual Meeting?

A:We intend to announce preliminary voting results at the 2023 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2023 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2023 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:What happens if additional matters are presented at the 2023 Annual Meeting?

A:Other than the six (6) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2023 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Martin Brenner, our Chief Executive Officer and Felipe Duran, our Chief Financial Officer, or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2023 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:Who will count the votes?

A:One or more inspectors of election will tabulate the votes.

Q:Is my vote confidential?

A:Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within iBio or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:Who will bear the cost of soliciting votes for the 2023 Annual Meeting?

A:The Board of Directors is making this solicitation on behalf of iBio, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. In addition, we have retained Okapi Partners LLC to aid in the solicitation of proxies for the 2023 Annual Meeting. We will pay Okapi Partners LLC fees of not more than $10,000 plus expense reimbursement for its services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing. Please contact Okapi Partners LLC at 844-203-3605 (toll-free) with any questions you may have regarding our proposals.

Q:When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A.Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company in writing not later than [●], 2024 at iBio, Inc., 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121. If you wish to submit a proposal (including a director nomination) at the 2024 Annual Meeting, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2024 Annual Meeting, but does not intend to have included in the proxy materials prepared by iBio in connection with the 2024 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not later than 90th day nor earlier than 120th days before the first anniversary of the date we first mail our proxy materials or notice of availability of proxy materials for the preceding year’s annual meeting; however, if the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. In addition, the stockholder must comply with the requirements set forth in our second amended and restated bylaws and the stockholder’s notice must set forth the information required by our second amended and restated bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2024 Annual Meeting. In addition, to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 28, 2024. If such meeting date is changed by more than 30 days before or after November 27, 2024, then notice pursuant to Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2024 Annual Meeting is first made.

See “Stockholder Proposals For the 2024 Annual Meeting.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of six (6) directors and is divided into three classes. In accordance with the Company’s Corporate Governance Guidelines, Directors cannot be nominated for re-election if they will be 75 years of age or older on the date of the applicable annual meeting, absent a waiver by the Nominating and Corporate Governance Committee and the full Board of Directors. The Board of Directors believes imposing a mandatory retirement age is an effective way to ensure director refreshment. Each class serves for a term ending at the third annual meeting of stockholders following the election of such class, with the terms of office of the respective classes expiring in successive years. Directors in Class III will stand for election this year at the 2023 Annual Meeting, directors in Class I will stand for election at the 2024 Annual Meeting and directors in Class II will stand for election at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). The terms of office of directors in Class I and Class II do not expire until the 2024 Annual Meeting and 2025 Annual Meeting, respectively. Vacancies on the Board of Directors may be filled only by a majority of the remaining directors, even if such directors do not constitute a quorum. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the 2023 Annual Meeting, our stockholders will consider and vote upon the election of the two (2) Class III nominees: William Clark and Gary Sender, to continue to serve as Class III directors. If re-elected, these nominees will serve for a term ending at our 2026 annual meeting of stockholders. Our Board of Directors believes that all of our current directors, including the two (2) nominees for election, possess, among other attributes, personal and professional integrity, good judgment, a high level of ability, diversity of viewpoint and business acumen.

Each nominee has agreed to serve if elected and we have no reason to believe that any nominee will be unable to serve if elected. If any nominee becomes unavailable for election as a result of an unexpected occurrence, proxies will be voted FOR the election of a substitute nominee proposed by our Board of Directors or for election of only the remaining nominee.

Unless authority to do so is withheld, shares represented by executed proxies will be voted FOR the election of each of the director nominees. Proxies cannot be voted for a greater number of persons than the number of nominees standing for election. Since two (2) directors are to be elected at the 2023 Annual Meeting, the two (2) nominees for director who receive the highest number of affirmative votes for election will be elected as Class III directors. Cumulating votes is not permitted in connection with the election of directors.

The name, age, class, title, years of service, principal occupation, business experience and certain other information for each Class III director nominee is set forth below.

Nominees to the Board of Directors

Each of the Class III director nominees and their age, position with our Company and the expiration of their respective term on the Board of Directors (assuming they are re-elected at the 2023 Annual Meeting) are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director Nominee	Age	Position	Director Since	Term Expires
William D. Clark	55	Class III Director	August 2021	2026
Gary Sender	61	Class III Director	October 2020	2026

Class III Directors

William D. Clark was appointed as a member of our Board of Directors in August 2021 and has served as Chairperson of the Board since November 1, 2022. He also currently serves on the Audit Committee and Nominating and Corporate Governance Committee. Mr. Clark has more than 30 years of biotechnology and pharmaceutical experience, with a focus on business development, commercialization, strategic planning, and general management. From 2011 until 2022, he served as the President and Chief Executive Officer of Nasdaq-listed biopharmaceutical company, Genocea Biosciences, Inc. (“Genocea”). In that role, among other accomplishments, he executed Genocea’s successful strategic pivot from infectious disease to immuno-oncology. Prior to joining Genocea, Mr. Clark was Chief Business Officer at Vanda Pharmaceuticals Inc. (“Vanda”), a company he co-founded in 2004. There, he played central roles in completing the company’s 2006 Nasdaq initial public offering and its 2009 out-licensing deal with Novartis Pharma AG, from which Vanda received an upfront payment of $200 million, plus contingent additional future milestone payments totaling up to $265 million. Previously, he was a Principal at Care Capital, LLC, a venture capital firm investing in biopharmaceutical companies. Earlier in his career, he spent 10 years at SmithKline Beecham Corporation (now part of GlaxoSmithKline plc) in a variety of business development roles. Mr. Clark holds an MBA from The Wharton School at the University of Pennsylvania and a BA from Harvard University.

We believe Mr. Clark brings extensive knowledge of the pharmaceutical and biotech industries to the Board of Directors.

Gary Sender was appointed as a member of our Board of Directors in October 2020 and served as the Lead Independent Director of the Board of Directors from December 2021 until November 10, 2022, when the Board of Directors approved removing the role of Lead Independent Director after the appointment of Mr. Clark as the Chairperson of the Board. Mr. Sender currently serves as the Chair of the Audit Committee of the Board of Directors and as a member of our Compensation Committee. Mr. Sender is a senior executive and board member with more than 25 years of financial leadership experience at both large, multi-national pharmaceutical and early-stage biotechnology companies. In March 2021, Mr. Sender retired as the Chief Financial Officer of Nabriva Therapeutics plc, a commercial-stage publicly traded biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections. He held that position since May 2016. Prior to joining Nabriva, Mr. Sender was Executive Vice President and Chief Financial Officer of Synergy Pharmaceuticals Inc. from November 2015 to April 2016. Prior to joining Synergy, from August 2009 to June 2015, Mr. Sender served as Senior Vice President of Finance of Shire Plc’s (“Shire”), a biopharmaceutical company since acquired by Takeda Pharmaceutical Company Limited supporting its Specialty Pharmaceuticals business and subsequently its Global Commercial businesses. Prior to joining Shire, Mr. Sender served as the Chief Financial Officer of Tengion, Inc., a regenerative medicine company, from August 2004 to July 2009. Mr. Sender also spent over 15 years in several leadership roles within Merck & Co. Inc., a publicly traded pharmaceutical company. Mr. Sender currently serves on the board of directors of Schrodinger, Inc. and is the chair of their audit and compensation committees. Mr. Sender also serves on the board of directors of Harmony Biosciences and is the chair of their audit committee and is a member on their compensation committee. Mr. Sender serves on the boards of Elucida Oncology and Gennao Bio — both privately held biotechnology firms. He is the chair of the audit committee of Elucida and chairs both the audit and compensation committees of Gennao. Mr. Sender received a B.S. in Finance from Boston University and an M.B.A. from Carnegie-Mellon University. Mr. Sender is qualified to serve on publicly traded boards of directors because of his extensive finance and life sciences industry experience, board experience as well as his demonstrated business acumen. Mr. Sender is qualified as an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii).

Mr. Sender’s experience as a board member and financial executive of both public and private companies in the life sciences industry and his management experience is valuable to the Board of Directors and the Company.

Vote Required

Provided that a quorum is present, the two nominees for director receiving a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the 2023 Annual Meeting in person or by proxy will be elected. Accordingly, the two nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION

OF EACH OF THE TWO NOMINEES LISTED ABOVE AS CLASS III DIRECTORS

Continuing Directors

The directors who are serving terms that end following the 2023 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since	Term Expires
Class I Directors

General (Ret.) James T. Hill	77	Class I Director	August 2008	2024
Evert Schimmelpennink	51	Class I Director	April 2019	2024

Class II Directors

Dr. Linda W. Armstrong	60	Class II Director	October 2020	2025
Dr. Alexandra Kropotova	51	Class II Director	October 2020	2025

Class I Directors

General (Ret.) James T. Hill has served as a member of our Board of Directors since we became a publicly traded company in August 2008 and was appointed the Presiding Director of the Board of Directors in October 2020, a position that he held until December 2021 when we appointed a Lead Independent Director. He currently serves as the Chair of the Compensation Committee of the Board of Directors. He was the commander of United States Southern Command from 2002 until his retirement in 2004. In this role he led all U.S. military forces and operations in Central America, South America and the Caribbean, working directly with U.S. Ambassadors, foreign heads of state, key Washington decision-makers, foreign senior military and civilian leaders in implementing United States policy. General Hill is the founder of the J.T. Hill Group, a consulting organization specializing in strategic leadership and international security.

We believe that General Hill’s experience in developing strategic plans and his insights regarding the conduct of business affairs in Central and South America is a key resource for us and enables him to make valuable contributions to the Company.

Evert Schimmelpennink was appointed as a member of our Board of Directors in June 2021 and currently serves as the Chair of the Nominating and Corporate Governance Committee and as a member of the Science and Technology Committee. Mr. Schimmelpennink has close to 25 years of biotech and pharmaceutical experience and brings a proven track record in successfully building and scaling public and private biopharmaceutical companies, securing funding around captivating strategies, and creating patient and shareholder value. Mr. Schimmelpennink currently serves as the Chief Executive Officer and President of Lenz Therapeutics, Inc. a position he has held since March 4, 2021. Previously, from August 2017 to October 2020 he was the CEO of publicly listed Pfenex Inc., which he led through a turnaround and its first FDA approval resulting in an acquisition by Ligand Pharmaceuticals Inc. in late 2020. From November 13, 2019 until its sale, Mr. Schimmelpennink also served as the acting Principal Financial Officer and Principal Accounting Officer of Pfenex Inc. From October 2015 to July 2017, Mr. Schimmelpennink was CEO of privately held Alvotech, where he led the company through a critical growth phase, and aligned R&D, manufacturing and commercial capabilities across a portfolio of monoclonal antibodies. Prior to that, he held senior positions at Pfizer Inc. and Hospira, Inc. within their global specialty injectables businesses, as well as Synthon BV. In addition to serving on the board of directors of Lenz Therapeutics, Mr. Schimmelpennink serves on the board of directors of Pipeline Therapeutics, Inc. Mr. Schimmelpennink earned a M.Sc. in bioprocess engineering from the University of Wageningen in the Netherlands and a Business Degree from the Arnhem Business School.

Mr. Schimmelpennink brings extensive knowledge of the pharmaceutical and biotech industries as a result of his service in senior corporate positions in many medical companies.

Class II Directors

Dr. Linda W. Armstrong was appointed as a member of the Board of Directors in October 2020 and is the Chair of our Science and Technology Committee of the Board of Directors and a member of the Compensation Committee of the Board of Directors. Dr. Armstrong is an accomplished biopharmaceutical executive with more than 20 years of experience in respiratory diseases and therapeutics. Since November 2022, she has served as the Head of US Corporate Responsibility and President of the US Novartis Foundation. Prior to her current role, she served as the Global Head of the Respiratory Development Unit at Novartis starting in November 2016, where she was responsible for the development of therapies to treat patients with respiratory and allergic conditions. Dr. Armstrong served in a variety of roles at Novartis since 2007, including the Head of Clinical Development & Medical Affairs, Cell and Gene Therapy and Global Head of Patient Safety. Prior to joining Novartis between 2001-2007, she served as Medical Safety Director and subsequently as Senior Director, Medical Affairs at Pfizer, Inc. Dr. Armstrong also served as Group Director, Respiratory Diseases at the Schering Plough Research Institute. As a Board-Certified Pulmonologist and Internist, Dr. Armstrong served on the faculty of New York University Medical Center prior to joining Schering-Plough. She received her medical degree from Yale University School of Medicine, New Haven, Connecticut and her Bachelor’s Degree from Harvard University, Cambridge, Massachusetts.

We believe Dr. Armstrong’s experience and knowledge as a medical professional and her experience in various leadership roles in successful pharmaceutical companies and biologics is valuable to the Board of Directors and the Company.

Dr. Alexandra Kropotova was appointed as a member of our Board of Directors in October 2020 and currently serves as a member of the Nominating and Corporate Governance Committee and the Science and Technology Committee of the Board of Directors. Dr. Kropotova is a biopharmaceutical executive with expertise in all phases of global clinical development, translational medicine and medical affairs. Currently, Dr. Kropotova is Executive Vice President and Chief Medical Officer at SAb Biotherapeutics, a publicly traded biopharmaceutical company, leading the strategy, direction, and execution of the company’s portfolio of innovative polyclonal antibody assets. Prior to SAb Biotherapeutics, she has served as Vice President, Global Specialty R&D, Respiratory & Inflammation Therapeutic Area at Teva Pharmaceuticals, where she led the design and execution of global clinical development programs, the majority of which are biologic candidates for pulmonary, chronic inflammatory or autoimmune indications. Prior to joining Teva, between 2007-2016, Dr. Kropotova served in various roles at Sanofi, including Vice President, Strategy & Strategic Planning Head, North American Medical Affairs; Associate Vice President and subsequently Vice President, Immuno-Inflammation, Global R&D; and Senior Medical Director, Respiratory, Allergy & Anti-Infectives. Prior to joining Sanofi, she served in various roles at Pfizer Inc. from 2002-2007, most recently as Director & Head of Global Clinical Respiratory and Analgesics. Dr. Kropotova received her Master of Business Administration Degree from Ohio University Graduate School of Business, Athens, Ohio, and her Medical Degree in Internal Medicine from the Vladivostok State Medical University, Vladivostok, Russia.

We believe Dr. Kropotova’s experience and knowledge as a medical professional and biologics development experience across multiple therapeutic areas along with her experience in various leadership roles in successful pharmaceutical companies, is valuable to the Board of Directors and the Company.

Family Relationships

There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our common stock has traded on the NYSE American LLC, or NYSE American, under the symbol “IBIO” since August 2008. Under the NYSE American listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the NYSE American listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors are independent. As a result, our Board of Directors has determined that each of Dr. Linda W. Armstrong, William B. Clark, General (Ret.) James T. Hill, Dr. Alexandra Kropotova, Evert Schimmelpennink and Gary Sender, are “independent directors” as that term is defined in Section 803 of the NYSE American Company Guide.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee director, and the transactions involving them described in the section of this Proxy Statement entitled “Transactions with Related Persons, Promoters and Certain Control Persons.”

Board of Directors Composition

Our Board of Directors currently consists of six members. Each of our current directors will continue to serve as a director until the election and qualification of his or her successor, or until his or her earlier death, resignation or removal.

Our Board of Directors is divided into three classes with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

At each annual meeting of stockholders, upon the expiration of the term of a class of directors, the successor to each such director in the class will be elected to serve from the time of election and qualification until the third annual meeting following his or her election and until his or her successor is duly elected and qualified, in accordance with our Charter. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors.

This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company.

In addition, under the terms of our second amended and restated bylaws, members of our Board of Directors may only be removed for cause. This may also have the effect of delaying or preventing changes in control of our Company.

Board Leadership Structure

William Clark was appointed our Chairman of the Board of Directors on November 1, 2022. Effective December 2021, the Board of Directors appointed Gary Sender as the Lead Independent Director, a position he held until November 10, 2022, when the Board of Directors approved removing the role of Lead Independent Director. The Board of Directors does not currently have a policy that requires the separation of the roles of Chief Executive Officer and Chairman of the Board of Directors, or requiring a separate lead independent director. The Board of Directors annually reviews its leadership structure to assess what best serves the interests of the Company and its shareholders at a given time. Currently, the positions of Chief Executive Officer and Chairman of the Board of Directors are held by different persons.

The principal responsibilities of our Chairman of the Board of Directors, William Clark are to manage the operations of the Board and its committees and provide counsel to the Chief Executive Officer on behalf of the Board. As our Chief Executive Officer, Martin Brenner is responsible for our day-to-day operations and for executing our long-term strategies. The Board believes that an appropriate leadership structure depends on the opportunities and challenges facing a company at a given time. The Board believes that the current leadership structure is appropriate for us at this time. Each independent director has direct access to our Chairman and our Chief Executive Officer, as well as other members of the senior management team. The independent directors meet in executive session without management present at least quarterly.

The Board’s Role in Risk Oversight

Our Board of Directors oversees our risk management. This oversight is administered primarily through the following:

●	Our Board of Directors’ review and approval of our business strategy, including the projected opportunities and challenges facing our business;
●	At least quarterly review of our business developments and financial results;
●	Our Audit Committee’s oversight of our internal controls over financial reporting and its discussions with management and the independent registered public accountants regarding the quality and adequacy of our internal controls and financial reporting; and
●	Our Board of Directors’ review and recommendations regarding our executive officer compensation and its relationship to our business objectives and goals.

Board and Committee Meetings and Attendance

During the fiscal year ended June 30, 2023, our Board of Directors held thirteen meetings in person or by telephone. The Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee held five, seven, two and three meetings, respectively in person or by telephone. In addition, during the 2023 fiscal year, the Board of Directors formed two pricing committees for an equity raise and at-the-market transaction which met five times and three times respectively to negotiate terms of two separate financing transactions and to recommend to the full Board any financing transactions approved by the Pricing Committee. An ad hoc Special Committee was also formed to approve the terms of the RubrYc transaction. During the 2023 fiscal year, each current member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees of the Board of Directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Although we do not have a policy with regard to attendance of members of the Board of Directors at our annual meetings of stockholders, all of the directors are encouraged to attend such meetings. All of our directors at that time attended the 2022 Annual Meeting of Stockholders via telephone conference.

Stockholder Communications with the Board of Directors

Interested parties may communicate with the Board of Directors or specific members of the Board of Directors, including the independent directors and the members of the Audit Committee or any other committee of the Board of Directors, by submitting correspondence addressed to the Board of Directors of iBio, Inc. c/o any specified individual director or directors at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121. Any such correspondence will be forwarded to the indicated directors. All communications received will be opened by the office of our Corporate Secretary and the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope or e-mail is addressed. The Board of Directors has instructed the Corporate Secretary to forward stockholder correspondence only to the intended recipients and has also instructed the Corporate Secretary to review all stockholder correspondence and, in the Corporate Secretary’s discretion, refrain from forwarding any items deemed to be of a commercial or frivolous nature or otherwise inappropriate for the Board of Directors’ consideration. Any such items may be forwarded elsewhere in iBio for review and possible response.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics within the meaning of Item 406 of SEC Regulation S-K, which applies to all of our employees, including our Chief Executive Officer, a copy of which can be found on our website at www.ibioinc.com. If we make any waivers or substantive amendments to the code of ethics that are applicable to our principal executive officer or our Chief Financial Officer, we will disclose the nature of such waiver or amendment in a Current Report on Form 8-K in a timely manner. No waivers from any provision of our policy have been granted. We will provide any person, without charge, upon request, a copy of our code of conduct and ethics. Such requests should be made in writing to the attention of Marc Banjak, Secretary, iBio, Inc., 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) reports of beneficial ownership and reports of changes in beneficial ownership in the Company’s securities. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, filed electronically with the SEC during the year ended June 30, 2023, the Company believes all Section 16(a) filings applicable to its directors, officers, and 10% stockholders were filed on a timely basis with the exception of two Form 4s filed by Martin Brenner one that was filed on March 28, 2023 with respect to a sale of shares to cover tax obligations and the other than was filed on June 27, 2023 with respect to an expiration of an RSU.

Prohibitions on Hedging and Pledging

The Company’s Insider Trading Policy prohibits directors, officers and employees from (1) pledging Company securities that involves pledging (or hypothecating) Company securities as collateral for a loan and (2) engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own Company securities but without the full risks and rewards of ownership.

The Company’s Insider Trading Policy also provides that no director, officer or employee (or any other person, such as a consultant or contractor, designated by the Company as subject to the Inside Trading Policy) may engage in any of the following activities with respect to the Company’s securities:

●	trading in the Company’s securities on a short-term basis (i.e., shares of the Company’s Common Stock purchased in the open market must be held for a minimum of six months and ideally longer; however, this rule does not apply to sales made following the exercise of options that were granted by the Company or to sales of shares purchased through the Company’s equity incentive plans);
●	purchases of Company securities on margin;
●	short sales of the Company’s securities; and
●	buying or selling puts or calls on Company securities.

None of our directors or named executive officers or other executive officers has currently pledged any Company securities.

To date, the Board has not approved any exceptions for hedging transactions and does not currently anticipate any situation where it would do so in the future.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. During the year ended June 30, 2023, the Board of Directors had four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Science and Technology Committee. The Board of Directors may establish other committees to facilitate the management of our Company’s business, including ad hoc committees to address particular matters. The composition and functions of each standing committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, the NYSE American and the SEC, rules and regulations as further described below. Information contained on or accessible through our website is not a part of this Proxy Statement and the inclusion of such website address in this Proxy Statement is an inactive textual reference only.

Committees of the Board of Directors

The table set forth below shows the directors who are currently members or Chair of each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and the Science and Technology Committee. From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

Nominating
and
			Corporate	Science and
	Audit	Compensation	Governance	Technology
Name	Committee	Committee	Committee	Committee
General (Ret.) James T. Hill	—	Chair	—	—
Dr. Linda Armstrong	—	Member	—	Chair
Dr. Alexandra Kropotova	—	—	Member	Member
Gary Sender	Chair	Member	—	—
Evert Schimmelpennink	—	—	Chair	Member
William B. Clark*	Member	—	Member	—

*	Mr. Clark serves as the Chair of the Board of Directors

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors makes recommendations regarding the retention of the Company’s independent public accounting firm, monitors the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, oversees the Company’s compliance with legal and regulatory requirements and provides an avenue for, and encourages open dialogue and communication among the independent registered public accounting firm, management and the Board of Directors. The Audit Committee monitors the qualifications and performance of the Company’s independent registered public accounting firm and determines whether they are compatible with maintaining the registered public accounting firm’s independence. The Audit Committee has a charter, which is reviewed annually and as may be required due to changes in industry accounting practices or the promulgation of new rules or guidance documents. The Audit Committee operates pursuant to a written charter which is available on our website at www.ibioinc.com. The Audit Committee consists of two independent directors as determined by NYSE American listing standards: Gary Sender (Audit Committee Chair) and William B. Clark. Messrs. Sender and Clark are each qualified as an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii).

Compensation Committee

The Compensation Committee of the Board of Directors assists the Board in the discharge of the Board’s responsibilities relating to compensation of the Company’s executive officers and directors, reviews and approves compensation plans, policies and programs intended to attract, retain and appropriately reward executive officers and other employees and reviews and approves incentive compensation and equity-based plans, including grants and or awards under such plans. The Compensation Committee also considers other matters as may, from time to time, be referred to them by our Board of Directors. The Compensation Committee operates pursuant to a written charter which is available on our website at www.ibioinc.com. The members of the Compensation Committee are General (Ret.) James T. Hill (Compensation Committee Chair), Dr. Linda Armstrong and Gary Sender, all of whom are independent directors as determined by NYSE American listing standards.

The Compensation Committee has retained an independent consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), to assist with evaluating compensation programs, practices, and governance. FW Cook provides the Compensation Committee with analysis and advice pertaining to the design of our executive and director compensation program, including competitive market analyses, explanation of current and developing best practices, and regulatory changes.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee was formed to identify and recommend to the Board of Directors qualified candidates for election, nomination or appointment to the Board, to review and evaluate information available to it regarding candidates proposed by stockholders, to develop and recommend to the Board a set of corporate guidelines applicable to the Company and periodically review and update those guidelines as well as the charters for each of the committees of the Board and to oversee an annual evaluation of the Board and executive management to determine whether it and its committees are functioning effectively. The Nominating Committee operates pursuant to a written charter which is available on our website at www.ibioinc.com. The Nominating and Corporate Governance Committee currently consists of three independent directors: Evert Schimmelpennink (Nominating and Corporate Governance Committee Chair), Dr. Alexandra Kropotova and William B. Clark.

Our directors take a critical role in guiding our strategic direction and oversee the management of our Company. Candidates for the Board of Directors, including those candidates proposed by stockholders, are considered based upon various criteria and principles which the Nominating and Corporate Governance Committee, in consultation with the Chairman develop. The set of criteria and principles are submitted to the Board of Directors for approval. The Nominating Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and criteria for new directors. The Nominating Committee may adopt, and periodically review and revise as it deems appropriate, procedures regarding director candidates. Currently, the criteria and principles used by the Nominating and Corporate Governance Committee in the director selection process includes, but is not limited to, a candidate’s broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, other time commitments and personal integrity and judgment.

The Board of Directors believes given the diverse skills and experience required to grow our Company that the input of all members of the Nominating and Corporate Governance Committee is important for considering the qualifications of individuals to serve as directors but does not have a diversity policy. Further, the Nominating and Corporate Governance Committee believes that the minimum qualifications for serving as our director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board of Directors’ oversight of our business and affairs and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. Whenever a new seat or a vacated seat on the Board of Directors is being filled, candidates that appear to best fit the needs of the Board of Directors and our Company are identified and unless such individuals are well known to the Board of Directors, they are interviewed and further evaluated by the Nominating and Corporate Governance Committee. Candidates selected by the Nominating and Corporate Governance Committee are then recommended to the full Board of Directors for their nomination to stockholders or election by the Board of Directors itself in the case of vacancies being filled. The Nominating and Corporate Governance Committee recommends a slate of directors for election at our annual meeting of stockholders. In accordance with NYSE American rules, the slate of nominees is approved by a majority of the independent directors. in evaluating an incumbent director whose term of office is set to expire, the Nominating and Governance Committee reviews such director’s overall service to the Company during such director’s term, including the number of meetings attended, level of participation, quality of performance, and any transactions with the Company engaged in by such director during his term.

In carrying out its responsibilities, the Board of Directors and the Nominating and Corporate Governance Committee will consider candidates suggested by stockholders. In considering any person recommended by one of our stockholders, the Nominating and Corporate Governance Committee will look for the same qualifications that it looks for in any other person that it is considering for a position on the Board of Directors. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the second amended and restated bylaws. Suggestions for candidates by stockholders to be evaluated by the Nominating and Corporate Governance Committee must be sent to Secretary, iBio, Inc., 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121.

Science and Technology Committee

Our Science and Technology Committee is responsible for periodically reviewing and advising the Board of Directors on the Company’s strategic direction and investment in research and development and technology (“R&D”). The Science and Technology Committee oversees key aspects of our internal and external investments and identifying and discussing significant emerging terns and issues in the science and technology field that is pertinent to us and our business and considering the potential impact of such developments on our Company. The Science and Technology Committee operates pursuant to a written charter which is available on our website at www.ibioinc.com. The Science and Technology Committee is comprised of Dr. Linda Armstrong (Science and Technology Chair), Dr. Alexandra Kropotova and Evert Schimmelpennink.

DIRECTOR COMPENSATION

Compensation for our non-employee directors had historically consisted of a grant of stock options vesting over a three-year period and additional cash compensation. In December 2022, following a review by the independent consultant to the Compensation Committee, we adopted a non-employee director compensation policy described below. Directors who are also our employees receive no additional compensation for their services as directors.

Director Compensation Table

The following table sets forth information regarding the compensation earned for service on our Board of Directors by our non-employee directors during the year ended June 30, 2023.

					(f)
					Change in
					Pension Value
				(e)	and
	(b)			Non-Equity	Nonqualified
	Fees Earned	(c)	(d)	Incentive	Deferred	(g)
	or Paid	Stock	Option	Plan	Compensation	All Other	(h)
	in Cash	Awards	Awards(1) (2)	Compensation	Earnings	Compensation	Total
(a) Name	($)	($)	($)	($)	($)	($)	($)
General (Ret.) James T. Hill	$55,000	$—	$—	$—	$—	$—	$55,000
Dr. Linda W. Armstrong	$63,500	$—	$—	$—	$—	$—	$63,500
Dr. Alexandra Kropotova	$52,500	$—	$—	$—	$—	$—	$52,500
Gary L. Sender	$71,413	$—	$—	$—	$—	$—	$71,413
Evert B. Schimmelpennink	$57,500	$—	$—	$—	$—	$—	$57,500
William Clark	$73,008	$—	$—	$—	$—	$—	$73,008
Total	$372,921	$—	$—	$—	$—	$—	$372,921

(1)	No stock options were awarded to directors during Fiscal Year 2023.
(2)	The aggregate number of stock options (post reverse split effected in October 2022) outstanding for each non-employee director was as follows as of June 30, 2023: Gen. Hill 7,830 (7,830 vested), Dr. Armstrong 8,360 (7,915 vested), Dr. Kropotova 8,360 (7,915 vested), Mr. Sender 8,360 (7,915 vested), Mr. Schimmelpennink 8,360 (7,026 vested) and Mr. Clark 8,360 (6,804 vested).

Non-Employee Director Compensation Policy

Under this policy, we pay each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chair of each committee receives an additional cash retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board of Directors.

The cash retainers to be paid to non-employee Directors for service on the Board of Directors and for service on each committee of the Board, effective as of December 8, 2022, is as follows:

	Member	Chair
	Annual	Annual
	Service	Service
	Retainer	Retainer
Board	$40,000	$35,000
Audit Committee	$8,250	$20,000
Compensation Committee	$6,000	$15,000
Nominating and Corporate Governance Committee	$5,000	$10,000
Science and Technology Committee	$8,250	$17,500

Upon initial election to the Board, each new non-employee director receives a one-time grant of an option to purchase 4,000 shares of Common Stock vesting over 36 months. In addition, on the date of each annual meeting of stockholders, with the exception of the annual meeting of stockholders that occurred in 2022, each non-employee director that continues to serve as a non-employee director receives options to purchase shares of Common Stock. After the 2023 Annual Meeting, we intend to issue to each continuing non-employee director options, under the 2020 Plan, to purchase 10,000 shares of Common Stock vesting 1/12th per month with full vesting, if not fully vested at such time, on the date of our next annual meeting of stockholders. Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at Board of Directors and committee meetings.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed CohnReznick LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending June 30, 2024. iBio is asking its stockholders to ratify the appointment of CohnReznick LLP as iBio’s independent registered public accounting firm for the fiscal year ending June 30, 2024.

A representative of CohnReznick LLP is expected to be present either virtually or via teleconference at the 2023 Annual Meeting and available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of the holders of shares having a majority of the votes cast by the holders of the shares present or represented and voting at the 2023 Annual Meeting will be required to approve the ratification of the appointment of iBio’s registered public accounting firm for the fiscal year ending June 30, 2024. Since abstentions on this proposal are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal. Ratification of the appointment of CohnReznick LLP by our stockholders is not required by law, our second amended and restated bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2023 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE SELECTION OF COHNREZNICK LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING JUNE 30, 2024.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of iBio reviewed and discussed iBio’s audited consolidated financial statements as of and for the year ended June 30, 2023 with the management of iBio and CohnReznick LLP, iBio’s independent registered public accounting firm. Further, the Audit Committee discussed with CohnReznick LLP the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of iBio’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from CohnReznick LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to CohnReznick LLP’s independence from iBio, and has discussed with CohnReznick LLP its independence from iBio. The Audit Committee has concluded that the independent registered public accounting firm is independent from iBio and its management. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of iBio’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of iBio’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee of the Board of Directors approved, that iBio’s audited consolidated financial statements for the year ended June 30, 2023 and management’s assessment of the effectiveness of iBio’s internal control over financial reporting be included in iBio’s 2023 Annual Report for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved the appointment of CohnReznick LLP as iBio’s independent registered public accounting firm for the year ending June 30, 2024.

Submitted by the Audit Committee of the Board of Directors.

Gary Sender (Chair)
William D. Clark

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of iBio, Inc. under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

The following table represents the aggregate fees including expenses billed to us for the years ended June 30, 2023 and 2022 by our auditors:

	Year ended	Year ended
	June 30,	June 30,
	2023	2022
Audit fees and expenses (1)	$553,265	$367,533
Taxation preparation fees	—	—
Audit related fees (1)	—	—
Other fees	—	—
Total fees	$553,265	$367,533

(1)	In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees we paid CohnReznick for professional services for the audit of our financial statements included in our Annual Reports on Form 10-K, review of our financial statements included in our Quarterly Reports on Form 10-Q and services normally provided in connection with statutory and regulatory filings or engagements, consents, comfort letters and assistance with and review of our documents filed with the SEC. Audit-related fees are services that would include employee benefits plan audits, due diligence related to any merger and acquisition activity, accounting assistance/audits/in connection with proposed or consummated acquisitions, attest services that are not required by statute or regulation and consultations concerning proposed accounting and reporting standards.

Pre-Approval Policies and Procedures

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee pre-approved all of the audit services provided by our independent registered public accounting firm to us during the fiscal years ended June 30, 2023 and June 30, 2022.

PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related SEC rules require that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement.

Our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. Our executive officers are rewarded for the achievement of specific operating goals established by the Compensation Committee and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our named executive officers’ compensation as disclosed in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board of Directors will ask our stockholders to vote “FOR” the following resolution at the 2023 Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement for the 2023 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2023, and the other related tables and disclosures).”

The Say-on-Pay vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. The Board of Directors and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

In keeping with the preference expressed by our stockholders at our 2019 Annual Meeting of Stockholders, our Board has adopted a policy of holding say-on-pay votes every year until the Company is required to hold another advisory vote on the frequency of say-on-pay votes, which will occur no later than our 2025 Annual Meeting of Stockholders. The next say-on-pay vote will occur at our 2024 Annual Meeting.

Required Vote

The affirmative vote of holders of shares of stock having a majority of the votes cast by the holders of the shares present or represented and voting at the 2023 Annual Meeting is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. Abstentions are not votes cast and will have no effect on the foregoing vote. Broker non-votes are not votes cast and therefore will not affect the outcome of this Proposal.

THE BOARD OF DIRECTORS AND THE COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4:

APPROVAL OF THE AMENDMENT

TO THE COMPANY’S CHARTER

TO EFFECT THE REVERSE STOCK SPLIT

The Board of Directors has adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of Common Stock, a copy of which is set forth in the certificate of amendment annexed to this proxy statement as Appendix A, declared such amendment advisable, and is recommending that our stockholders approve, such proposed amendment. Such amendment will be effected after stockholder approval thereof only in the event the Board of Directors still deems it advisable. Holders of the Common Stock are being asked to approve the proposal that Article Fourth of the Certificate of Incorporation be amended to effect a reverse stock split of the Common Stock at a ratio in the range of one (1) share of Common Stock for every five (5) shares of Common Stock to one (1) share of Common Stock for every twenty (20) shares of Common Stock. If the Reverse Stock Split is approved by our stockholders and if a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of Common Stock. If the Board of Directors does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, this vote will be of no further force and effect the Board will seek stockholder approval before implementing any reverse stock split after that time. The Board of Directors may abandon the proposed amendment to effect the Reverse Stock Split at any time prior to its effectiveness, whether before or after stockholder approval thereof.

As of the Record Date, the Company had 28,089,899 shares of Common Stock outstanding. For purposes of illustration, if the Reverse Stock Split is effected at a ratio of 1-for-15, the number of issued and outstanding shares of Common Stock after the Reverse Stock Split would be approximately 1,872,659 shares. The Board of Directors’ decision as to whether and when to effect the Reverse Stock Split will be based on a number of factors, including market conditions, existing and expected trading prices for the Common Stock, and the continued listing requirements of the NYSE American LLC (“NYSE American”). See below for a discussion of the factors that the Board considered in determining the Reverse Stock Split Ratio, some of which included, but was not limited to, the following: the historical trading price and trading volume of the Common Stock; the expected impact of the Reverse Stock Split on the trading market for the Common Stock in the short-term and long-term, and general market, economic conditions, and other related conditions prevailing in our industry.

The Reverse Stock Split, if effected, will not change the number of authorized shares of Common Stock or Preferred Stock, or the par value of Common Stock or Preferred Stock; however, effecting the Reverse Stock Split will provide for additional shares of authorized but unissued shares of Common Stock. As of the date of this proxy statement, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current financing plans and issuances under our share incentive plans and we do not have any current plans, arrangements or understandings relating to the issuance of the additional shares of authorized Common Stock that will become available for issuance following the Reverse Stock Split.

Purpose and Background of the Reverse Stock Split

If the stockholders approve the Reverse Stock Split Proposal and the Board of Directors determines to implement the Reverse Stock Split, we will file a certificate of amendment to amend the existing provision of our Certificate of Incorporation to effect the Reverse Stock Split. The text of the form of proposed amendment is set forth in the certificate of amendment to the Certificate of Incorporation, which is annexed to this proxy statement as Appendix A.

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of Common Stock and the Reverse Stock Split Ratio will be the same for all issued and outstanding shares of Common Stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company, except those stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares determined in the manner set forth below under the heading “Fractional Shares.” After the Reverse Stock Split, each share of the Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized. The Reverse Stock Split will not affect us continuing to be subject to the periodic reporting requirements of the Exchange Act. The Reverse Stock Split is not intended to be, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

The Reverse Stock Split may result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. In addition, we will not issue fractional shares in connection with the Reverse Stock Split, and stockholders who would have otherwise been entitled to receive such fractional shares will receive an amount in cash determined in the manner set forth below under the heading “Fractional Shares.”

Following the effectiveness of the Reverse Stock Split, if approved by the stockholders and implemented by the Company, current stockholders will hold fewer shares of Common Stock.

If the Board decides to implement the Reverse Stock Split, the Company would communicate to the public, prior to the effective time of the Reverse Stock Split, additional details regarding the Reverse Stock Split (including the final Reverse Stock Split Ratio, as determined by the Board). By voting in favor of the Reverse Stock Split, you are also expressly authorizing the Board to determine not to proceed with, and to defer or to abandon, the Reverse Stock Split, in the Board’s sole discretion. In determining whether to implement the Reverse Stock Split following receipt of stockholder approval of the Reverse Stock Split, and which Reverse Stock Split Ratio to implement, if any, the Board may consider, among other things, various factors, such as:

●	our ability to maintain our listing on the NYSE American;
●	the historical trading price and trading volume of the Common Stock;
●	the then-prevailing trading price and trading volume of the Common Stock and the expected impact of the reverse stock split on the trading market for the Common Stock in the short and long term;
●	which Reverse Stock Split Ratio would result in the greatest overall reduction in our administrative costs; and
●	prevailing general market and economic conditions.

Reasons for the Reverse Stock Split

To increase the per share price of our Common stock. As discussed above, the primary objective for effecting the Reverse Stock Split, should our Board choose to effect one, would be to increase the per share price of our Common Stock. Our Board believes that, should the appropriate circumstances arise, effecting the Reverse Stock Split, could, among other things, help us to appeal to a broader range of investors, generate greater investor interest in the Company, and improve the perception of our Common Stock as an investment security.

To potentially improve the liquidity of the Common Stock. A Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock (namely, funds that are prohibited from buying stocks whose price is below certain thresholds), potentially increasing trading volume and liquidity of the Common Stock and potentially decreasing the volatility of the Common Stock if institutions become long-term holders of the Common Stock. A Reverse Stock Split could help increase analyst and broker interest in the Common Stock as their policies can discourage them from following or recommending companies with low stock prices. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, a low average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. Some investors, however, may view a Reverse Stock Split negatively since it reduces the number of shares of Common Stock available in the public market. If the Reverse Stock Split Proposal is approved and the Board believes that effecting the Reverse Stock Split is in our best interest and the best interest of our stockholders, the Board may effect this Reverse Stock Split, regardless of whether our stock is at risk of delisting from NYSE American, for purposes of enhancing the liquidity of the Common Stock and to facilitate capital raising.

To increase the number of additional shares issuable under the Company’s charter. A Reverse Stock Split will reduce the nominal number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of Company warrants or options, while leaving the number of shares issuable under our Charter unchanged. A Reverse Stock Split will therefor effectively increase the number of shares of the Common Stock that we are able to issue. This effective increase will facilitate future capital fundraising on our part. As a biotechnology company without a revenue generating product yet on the market and considerable development costs that must be funded to bring a product to market, we are likely to require additional capital funding. Some investors may find the Common Stock more attractive if the Reverse Stock Split is effected with additional assurance that we are unlikely to be limited in our ability to access needed capital by the number of shares of our Common Sock authorized for issuance. However, other investors may find the Common Stock a less attractive investment with the knowledge that additional dilution of the Common Stock is possible.

Certain Risks Associated with a Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split Proposal is intended, absent other factors, to increase the per share market price of the Common Stock. Other factors, however, such as our financial results, market conditions, the market perception of our business and other risks, including those set forth below and in our SEC filings and reports, may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split or that the market price of the Common Stock will not decrease in the future.

The Reverse Stock Split May Not Result in a Sustained Increase in the Price of the Common Stock. As noted above, the principal purpose of the Reverse Stock Split Proposal is to maintain a higher average per share market closing price of the Common Stock. However, the effect of the Reverse Stock Split upon the market price of the Common Stock cannot be predicted with any certainty and we cannot assure you that the Reverse Stock Split will accomplish this objective for any meaningful period of time, or at all.

The Reverse Stock Split May Decrease the Liquidity of the Common Stock. The Board believes that the Reverse Stock Split may result in an increase in the market price of the Common Stock, which could lead to increased interest in the Common Stock and possibly promote greater liquidity for our stockholders. However, the Reverse Stock Split will also reduce the total number of outstanding shares of Common Stock, which may lead to reduced trading and a smaller number of market makers for the Common Stock.

The Reverse Stock Split May Result in Some Stockholders Owning “Odd Lots” That May Be More Difficult to Sell or Require Greater Transaction Costs per Share to Sell. If the Reverse Stock Split is implemented, it will increase the number of stockholders who own “odd lots” of less than 100 shares of Common Stock. A purchase or sale of less than 100 shares of Common Stock (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than 100 shares of Common Stock following the Reverse Stock Split may be required to pay higher transaction costs if they sell their Common Stock.

The Reverse Stock Split May Lead to a Decrease in the Overall Market Capitalization of the Company. The Reverse Stock Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of the Common Stock does not increase in proportion to the Reverse Stock Split Ratio, then our value, as measured by our market capitalization, will be reduced.

The Reverse Stock Split May Lead to Further Dilution of the Common Stock. Since the Reverse Stock Split Proposal would reduce the number of shares of Common Stock outstanding and the number of shares of Common Stock issuable on exercise of our warrants or options, while leaving the number of shares authorized and issuable under our Charter unchanged, the Reverse Stock Split would effectively increase the number of shares of the Common Stock that we would be able to issue and could lead to dilution of the Common Stock in future financings.

Impact of a Reverse Stock Split If Implemented

A Reverse Stock Split would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power. The other principal effects of the Reverse Stock Split Amendment will be that:

●	the number of issued and outstanding shares of Common Stock (and treasury shares), if any, will be reduced proportionately based on the final Reverse Stock Split Ratio, as determined by the Board;
●	based on the final Reverse Stock Split Ratio, the per share exercise price of all outstanding options and warrants will be increased proportionately and the number of shares of Common Stock issuable upon the exercise of all outstanding options and warrants will be reduced proportionately; and
●	the number of shares reserved for issuance pursuant to any outstanding equity awards and any maximum number of shares with respect to which equity awards may be granted will be reduced proportionately based on the final Reverse Stock Split Ratio.

The following table sets forth the approximate number of shares of the Common Stock that would be outstanding immediately after the Reverse Stock Split based on the current authorized number of shares of Common Stock at various exchange ratios, based on 28,089,899 shares of Common Stock actually outstanding as of October 25, 2023. The table does not account for fractional shares that will be paid in cash. The shares of Common Stock issuable under outstanding options, Preferred Stock and RSUs or reserved for issuance under existing plans in the table does not take not account any additional shares that may be reserved under the 2023 Plan.

	Estimated Number of
	Shares of Common Stock	Estimated Number of	Estimated Number of
	Before Reverse Stock Split	Shares of Common	Shares of Common
	and Before Authorized	Stock After Reverse	Stock After Reverse
	Share Decrease	Stock Split on a 1-for-5 basis	Stock Split on a 1-for-20 basis
Authorized Common Stock	275,000,000	275,000,000	275,000,000
Shares of Common Stock issued and outstanding	28,089,899	5,617,980	1,404,495
Shares of Common Stock issuable under outstanding options, Preferred Stock and RSUs or reserved for issuance under existing plans, excluding the 2023 Plan	965,527	193,105	48,276
Shares of Common Stock authorized but unissued (Authorized Common Shares minus issued and outstanding shares, shares issuable upon outstanding options	245,944,574	269,188,915	273,547,229

and RSUs and shares reserved for issuance under existing incentive plans)

We are currently authorized to issue a maximum of 275,000,000 shares of our Common Stock. As of the Record Date, there were 28,089,899 shares of our Common Stock issued and outstanding. Although the number of authorized shares of our Common Stock will not change as a result of the Reverse Stock Split, the number of shares of our Common Stock issued and outstanding will be reduced in proportion to the ratio selected by the Board. Thus, the Reverse Stock Split will effectively increase the number of authorized and unissued shares of our Common Stock available for future issuance by the amount of the reduction effected by the Reverse Stock Split.

Following the Reverse Stock Split, the Board will have the authority, subject to applicable securities laws, to issue all authorized and unissued shares without further stockholder approval, upon such terms and conditions as the Board deems appropriate. Although we consider financing opportunities from time to time, our current authorized number of shares of Common Stock is sufficient to satisfy all of our share issuance obligations and current financing plans and issuances under our share incentive plans.  We do not currently have any plans, proposals or understandings to issue the additional shares that would be available if the Reverse Stock Split is approved and effected.

Effects of the Reverse Stock Split

Management does not anticipate that our financial condition, the percentage ownership of Common Stock by management, the number of our stockholders or any aspect of our business will materially change as a result of the Reverse Stock Split. Because the Reverse Stock Split will apply to all issued and outstanding shares of Common Stock and outstanding rights to purchase Common Stock or to convert other securities into Common Stock the proposed Reverse Stock Split will not alter the relative rights and preferences of existing stockholders, except to the extent the Reverse Stock Split will result in fractional shares, as discussed in more detail below.

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect the registration of the Common Stock under the Exchange Act or the listing of the Common Stock on NYSE American (other than to the extent it facilitates compliance with NYSE American continued listing standards). Following the Reverse Stock Split, the Common Stock will continue to be listed on the NYSE American, although it will be considered a new listing with a new Committee on Uniform Securities Identification Procedures, or CUSIP number.

The rights of the holders of the Common Stock will not be affected by the Reverse Stock Split, other than as a result of the treatment of fractional shares as described below. For example, a holder of 2% of the voting power of the outstanding shares of the Common Stock immediately prior to the effectiveness of the Reverse Stock Split Amendment will generally continue to hold 2% of the voting power of the outstanding shares of the Common Stock immediately after effecting the Reverse Stock Split. The number of stockholders of record will not be affected by the Reverse Stock Split (except to the extent any are cashed out as a result of holding fractional shares). If approved and implemented, the Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of the Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions in “round lots” of even multiples of 100 shares. The Board believes, however, that these potential effects are outweighed by the benefits of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split. The Reverse Stock Split, if approved by our stockholders, would become effective upon the filing and effectiveness (the “Effective Time”) of an amendment to our Certificate of Incorporation with the Secretary of State of the State of Delaware, which would take place at the Board’s discretion. The exact timing of the filing of the amendment to our Certificate of Incorporation, if filed, would be determined by the Board based on its evaluation as to when such action would be the most advantageous to us and our stockholders. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split at any time prior to filing the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that it is no longer in our best interests or the best interests of our stockholders to proceed with the Reverse Stock Split. If our Board does not implement the Reverse Stock Split prior to the one-year anniversary of the date on which the Reverse Stock Split is approved by our stockholders at the 2023 Annual Meeting, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Reverse Stock Split will be abandoned.

Effect on Par Value; Reduction in Stated Capital. The proposed Reverse Stock Split will not affect the par value of our stock, which will remain at $0.001 per share of Common Stock and $0.001 per share of Preferred Stock. As a result, the stated capital on our balance sheet attributable to our Common Stock, which consists of the par value per share of Common Stock multiplied by the aggregate number of shares of Common Stock issued and outstanding, will be reduced in proportion to the Reverse Stock Split Ratio selected by the Board. Correspondingly, our additional paid-in capital account, which consists of the difference between our stated capital and the aggregate amount paid to the Company upon issuance of all currently outstanding shares of the Common Stock, will be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Book-Entry Shares. If the Reverse Stock Split is effected, stockholders, either as direct or beneficial owners, will have their holdings electronically adjusted by our transfer agent (and, for beneficial owners, by their brokers or banks that hold in “street name” for their benefit, as the case may be) to give effect to the Reverse Stock Split. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding Common Stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split and making payment for fractional shares. If a stockholder holds shares of Common Stock with a bank, broker, custodian or other nominee and has any questions in this regard, stockholders are encouraged to contact their bank, broker, custodian or other nominee. We do not issue physical certificates to stockholders.

No Appraisal Rights. Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ rights or appraisal rights with respect to the Reverse Stock Split described in the Reverse Stock Split Proposal, and we will not independently provide our stockholders with any such rights.

Fractional Shares. We do not intend to issue fractional shares in connection with the Reverse Stock Split. and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the NYSE American for the ten days preceding the Effective Time. After the Reverse Stock Split is effected, a stockholder will have no further interest in our Company with respect to its fractional share interest and persons otherwise entitled to a fractional share will not have any voting, dividend or other rights with respect thereto, except to receive the above-described cash payment. Stockholders should be aware that under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Time may be required to be paid to the designated agent for each such jurisdiction. Stockholders otherwise entitled to receive such funds, who have not received them, will have to seek to obtain such funds directly from the jurisdiction to which they were paid.

Material U.S. Federal Income Tax Considerations Related to the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax considerations to U.S. holders (as defined below) of the Reverse Stock Split. This discussion is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”) and judicial authority and administrative interpretations, all as of the date of this document, and all of which are subject to change, possibly with retroactive effect, and are subject to differing interpretations. Changes in these authorities may cause the tax consequences to vary substantially from the consequences described below. We have not sought and will not seek an opinion of counsel or any rulings from the Internal Revenue Service (the “IRS”) with respect to any of the tax considerations discussed below. As a result, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below.

This discussion is limited to U.S. holders that hold Common Stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address any tax consequences arising under the tax on net investment income or the alternative minimum tax, nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, U.S. federal estate or gift tax laws, or any tax treaties. Furthermore, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or to U.S. holders that may be subject to special rules under U.S. federal income tax laws, including, without limitation:

●	a bank, insurance company or other financial institution;
●	a tax-exempt or a governmental organization;
●	a real estate investment trust;
●	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);
●	a regulated investment company or a mutual fund;
●	a dealer or broker in stocks and securities, or currencies;
●	a trader in securities that elects mark-to-market treatment;
●	a holder of Common Stock that received such stock through the exercise of an employee option, pursuant to a retirement plan or otherwise as compensation;
●	a person who holds Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction;
●	a corporation that accumulates earnings to avoid U.S. federal income tax;
●	a person whose functional currency is not the U.S. dollar;
●	a U.S. holder who holds Common Stock through non-U.S. brokers or other non-U.S. intermediaries;
●	a U.S. holder owning or treated as owning 5% or more of the Company’s Common Stock;
●	a person subject to Section 451(b) of the Code; or
●	a former citizen or long-term resident of the United States subject to Section 877 or 877A of the Code.

If a partnership, or any entity (or arrangement) treated as a partnership for U.S. federal income tax purposes, holds Common Stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors about the U.S. federal income tax consequences of the Reverse Stock Split.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of shares of Common Stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;
●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, whose income is subject to U.S. federal income tax regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a U.S. court and that has one or more United States persons that have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Tax Consequences of the Reverse Stock Split Generally

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. As a result, a U.S. holder of Common Stock generally should not recognize gain or loss upon the Reverse Stock Split, except with respect to cash received in lieu of a fractional share of Common Stock, as discussed below. A U.S. holder’s aggregate tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split should equal the aggregate tax basis of the shares of Common Stock surrendered (excluding any portion of such basis that is allocated to any fractional share of Common Stock), and such U.S. holder’s holding period in the shares of Common Stock received should include the holding period in the shares of Common Stock surrendered. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

Cash in Lieu of Fractional Shares

A U.S. holder of Common Stock that receives cash in lieu of a fractional share of Common Stock pursuant to the Reverse Stock Split and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. holder’s tax basis in the shares of Common Stock surrendered that is allocated to such fractional share of Common Stock. Such capital gain or loss should be long-term capital gain or loss if the U.S. holder’s holding period for Common Stock surrendered exceeds one year at the effective time of the Reverse Stock Split. The deductibility of capital losses is subject to limitations. A U.S. Holder that receives cash in lieu of a fractional share of our common stock pursuant to the Reverse Stock Split and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis in our common stock, with any remaining amount being treated as capital gain. U.S. holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

Information Reporting and Backup Withholding

Cash payments received by a U.S. holder of Common Stock pursuant to the Reverse Stock Split may be subject to information reporting and may be subject to U.S. backup withholding (currently at 24%) unless such holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with the applicable requirements of the backup withholding rules. Any amount withheld under the U.S. backup withholding rules is not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our Common Stock.

Required Vote

The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on the Reverse Stock Split Proposal at the 2023 Annual Meeting. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 5

APPROVAL OF THE IBIO, INC. 2023 OMNIBUS INCENTIVE PLAN

The Board of Directors believes that stock-based incentive awards play an important role in the success of the Company by encouraging and enabling the employees, officers, non-employee directors and consultants of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Board of Directors believes that providing such persons with a direct stake in the Company assures a closer identification of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The Board of Directors has approved, subject to stockholder approval, the iBio, Inc. 2023 Omnibus Incentive Plan (the “2023 Plan”), which will be the successor to the iBio, Inc. 2020 Omnibus Equity Incentive Plan, as amended (the “2020 Plan”). Once the 2023 Plan becomes effective, all outstanding awards under the 2020 Plan will remain outstanding, but no further grants will be made under the 2020 Plan.

The Compensation Committee worked with FW Cook, our independent compensation consultant, to ensure the 2023 Plan upholds good governance practices and appropriate plan terms and provisions to support iBio’s business strategy and align the interests of our employees and directors with those of our stockholders. The principal provisions of the 2023 Plan are summarized below and the 2023 Plan is attached hereto as Appendix B. The following discussion is qualified in its entirety by reference to the 2023 Plan.

As of June 30, 2023, there were stock options to acquire 276,524 shares of Common Stock outstanding under the 2020 Plan, with a weighted average exercise price of $17.73 and a weighted average remaining term of 8.6 years. In addition, as of June 30, 2023, there were 247,898 unvested restricted stock unit awards with time-based vesting under the 2020 Plan. As of June 30, 2023, there were 537,666 shares of Common Stock available for future awards under the 2020 Plan.

As of June 30, 2023, there were stock options to acquire 15,954 shares of Common Stock outstanding under the 2018 Plan, with a weighted average exercise price of $44.37 and a weighted average remaining term of 6.5 years. As of June 30, 2023, there were 0 shares of Common Stock available for future awards under the 2018 Plan.

Summary of the Material Features of the 2023 Plan

The material features of the 2023 Plan are:

●	The maximum number of shares of Common Stock to be issued under the 2023 Plan is 1,200,000; In addition, such limit shall automatically increase on January 1, or each calendar year commencing on January 1, 2025 and ending January 1, 2033 (assuming that the stockholders approve the 2023 Plan at the 2023 Annual Meeting) by a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; provided that the Board of Directors may act prior to January 1 of a given calendar year to provide that the increase will be a lesser number, all subject to adjustment as described below. If the 2023 Plan becomes effective after a reverse stock split is effected by the Board pursuant to Proposal 4, the maximum number of shares of Common Stock to be issued under the 2023 Plan will not be adjusted. If the Board effects a reverse stock split pursuant to Proposal 4 after the 2023 Plan becomes effective, the maximum number of shares to be issued under the 2023 Plan will be adjusted.
●	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, restricted stock units, unrestricted stock, cash-based awards, and dividend equivalent rights is permitted;
●	Stock options and stock appreciation rights will not be repriced in any manner without stockholder approval;

●	The value of all awards awarded under the 2023 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year may not exceed $500,000; provided, however, that such amount shall be $750,000 for the calendar year in which the applicable non-employee director is initially elected or appointed to the Board of Directors and $1,500,000 for any non-executive chair of our Board of Directors should one be appointed. Notwithstanding the foregoing, the independent members of the Board of Directors may make exceptions to such limits in extraordinary circumstances;
●	Any dividends and dividend equivalent rights payable with respect to any equity award are subject to the same vesting provisions as the underlying award;
●	Any material amendment to the 2023 Plan is subject to approval by the Company’s stockholders; and
●	Awards under the 2023 Plan will be subject to the Company’s clawback policy, as in effect from time to time. In addition, the 2023 Plan provides for recoveries or clawbacks of awards and any shares of common stock issued pursuant to awards if the grantee receives any amount that should not have been received for any reason, including financial restatement, mistaken calculation or other administrative error; and
●	The term of the 2023 Plan will expire on the tenth anniversary of the effective date of the 2023 Plan, which will be December 31, 2033 assuming the stockholders approve the 2023 Plan at the 2023 Annual Meeting.

Based solely on the closing price of the Company’s Common Stock as reported by NYSE American on October 13, 2023, which was $0.36 and the maximum number of shares that would have been available for awards as of such date under the 2023 Plan, the maximum aggregate market value of the Common Stock that could potentially be issued under the 2023 Plan is $432,000. The shares of Common Stock underlying any awards under the 2020 Plan and the 2018 Plan that, after the effective date of the 2023 Plan, are forfeited, canceled or otherwise terminated, other than by exercise, will be added back to the shares of common stock available for issuance under the 2023 Plan. In addition, if any shares subject to an award under the 2020 Plan and the 2018 Plan are tendered or withheld by the Company to satisfy any exercise price or tax withholding obligation once the 2023 Plan becomes effective, such tendered or withheld shares will be added back to the shares of common stock available for issuance under the 2023 Plan. Shares of common stock repurchased on the open market will not be added back to the shares of Common Stock available for issuance under the 2023 Plan.

Rationale for New Plan

The 2023 Plan is critical to the Company’s ongoing effort to build stockholder value. Equity incentive awards are an important component of the executive and non-executive employees’ compensation. The Compensation Committee and the Board of Directors believe that the Company must continue to offer a competitive equity compensation program in order to attract, retain and motivate the talented and qualified employees necessary for the continued growth and success of the Company.

The Board of Directors recognizes the impact of dilution on our stockholders and has evaluated this share request carefully in the context of the need to attract, motivate, retain and ensure that our leadership team and key employees are focused on our strategic priorities. The total fully-diluted overhang as of June 30, 2023 was 5%. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding, with all data effective as of June 30, 2023. The Board of Directors believes that the proposed share reserve represents a reasonable amount of potential equity dilution to accommodate our long-term strategic and growth priorities.

Share Usage and Key Data

The following table sets forth information regarding historical awards granted for the fiscal 2021 through 2023 period, the three full year period preceding the date of the 2023 Annual Meeting and the corresponding burn rate, which is defined as the number of shares subject to equity-based awards granted in a year divided by the weighted average number of shares of Common Stock outstanding for that year, for each of the last three fiscal years:

Share Element	FY2021	FY2022	FY2023
Stock Options Granted	209,600	313,568	307,863
Full-Value Awards Granted	25,840	4,229	833,192
Total Awards Granted (1)	235,440	317,797	1,141,055
Weighted average common shares outstanding during the fiscal year	7,925,000	8,721,000	12,245,000
Annual Burn Rate	2.97%	3.64%	9.32%
Three-Year Average Burn Rate (2)		5.31%

(1)	Total Awards Granted represents the sum of Stock Options Granted and Full-Value Awards Granted.
(2)	As illustrated in the table above, the three-year average burn rate for the 2021-2023 period was 5.31%, which is below the ISS industry category burn rate benchmark of 5.36%.

The Compensation Committee determined the size of reserved pool under the 2023 Plan based on projected equity awards to anticipated new hires, projected annual equity awards to existing employees and an assessment of the magnitude of increase that institutional investors and the firms that advise them would likely find acceptable. The Company anticipates that if its request to increase the share reserve is approved by its stockholders, it will be sufficient to provide equity incentives to attract, retain, and motivate employees for approximately three years.

Summary of the 2023 Plan

The following description of certain features of the 2023 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2023 Plan, which is attached hereto as Appendix B.

Administration. The 2023 Plan will be administered by the Compensation Committee. The Compensation Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. The Compensation Committee may delegate to a committee consisting of one or more officers of the Company the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act, subject to certain limitations and guidelines.

Stock Issuable. The maximum number of shares of Common Stock to be issued under the 2023 Plan is 1,200,000; In addition, such limit shall automatically increase on January 1, or each calendar year commencing on January 1, 2025 and ending January 1, 2033 (assuming the stockholders approve the 2023 Plan at the 2023 Annual Meeting) by a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year; provided that the Board of Directors may act prior to January 1 of a given calendar year to provide that the increase will be a lesser number, all subject to adjustment as described below. If the 2023 Plan becomes effective after a reverse stock split is effected by the Board pursuant to Proposal 4, the maximum number of shares of Common Stock to be issued under the 2023 Plan will not be adjusted. If the Board effects a reverse stock split pursuant to Proposal 4 after the 2023 Plan becomes effective, the maximum number of shares to be issued under the 2023 Plan will be adjusted.

Eligibility. All full-time and part-time officers, employees, non-employee directors and consultants are eligible to participate in the 2023 Plan, subject to the discretion of the administrator. As of the date hereof, it is anticipated that approximately 30 persons would be eligible to receive awards under the 2023 Plan.

Director Compensation Limit. The 2023 Plan provides that the value of all awards awarded under the 2023 Plan and all other cash compensation paid by the Company to any non-employee director in any calendar year shall not exceed $500,000; provided, however, that such amount shall be $750,000 for the calendar year in which the applicable non-

employee director is initially elected or appointed to the Board of Directors and $1,500,000 for any non-executive chair of our Board of Directors should one be appointed.

Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or dividend equivalents be paid with respect to options or stock appreciation rights. Notwithstanding any other provision of the 2023 Plan to the contrary, with respect to any award that provides for or includes a right to dividends or dividend equivalents, if dividends are declared during the period that an equity award is outstanding, such dividends (or dividend equivalents) shall be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable award and shall only be paid at the time or times, and only to the extent, such vesting requirement(s) are satisfied.

Clawback Policy. Awards under the 2023 Plan will be subject to the Company’s clawback policy, as in effect from time to time. In addition, the 2023 Plan provides for recoveries or clawbacks of awards and any shares of common stock issued pursuant to awards if the grantee receives any amount that should not have been received for any reason, including financial restatement, mistaken calculation or other administrative error.

Stock Options. The 2023 Plan permits the granting of (1) options to purchase Common Stock intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and (2) options that do not so qualify. Options granted under the 2023 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and consultants. The exercise price of each option will be determined by the Compensation Committee. The exercise price of an option may not be less than 100% of the fair market value of the Common Stock on the date of grant. Fair market value for this purpose will be determined by reference to the price of the shares of Common Stock on NYSE. The exercise price of an option may not be reduced after the date of the option grant without stockholder approval, other than to appropriately reflect changes in the Company’s capital structure. On October 13, 2023, the closing price of our Common Stock was $0.36.

The term of each option will be fixed by the Compensation Committee and may not exceed ten years from the date of grant. The Compensation Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation Committee. In general, unless otherwise permitted by the Compensation Committee, no option granted under the 2023 Plan is transferable by the optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order, and options may be exercised during the optionee’s lifetime only by the optionee, or by the optionee’s legal representative or guardian in the case of the optionee’s incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation Committee or by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee and that are not subject to risk of forfeiture. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, options may be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The Compensation Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation Committee may determine. Stock appreciation rights entitle the recipient to shares of Common Stock or cash equal to the value of the appreciation in the stock price over the exercise price. The exercise price is the fair market value of the Common Stock on the date of grant. The term of a stock appreciation right may not exceed ten years.

Restricted Stock. The Compensation Committee may award shares of Common Stock to participants subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restricted period. During the vesting period, restricted stock awards may be credited with dividend equivalent rights (but dividend equivalents payable with respect to restricted stock awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained).

Restricted Stock Units. The Compensation Committee may award restricted stock units to participants. Restricted stock units are ultimately payable in the form of shares of Common Stock or cash subject to such conditions and restrictions as the Compensation Committee may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Compensation Committee’s sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation in the form of a restricted stock unit award, subject to the participant’s compliance with the procedures established by the Compensation Committee and requirements of Section 409A of the Code. During the deferral period, the deferred stock awards may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The Compensation Committee may also grant shares of Common Stock which are free from any restrictions under the 2023 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Dividend Equivalent Rights. The Compensation Committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of Common Stock. Dividend equivalent rights may be settled in cash, shares of Common Stock or a combination thereof, in a single installment or installments, as specified in the award.

Cash-Based Awards. The Compensation Committee may grant cash bonuses under the 2023 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals.

Change of Control Provisions. In the event of a “sale event,” as defined in the 2023 Plan, awards under the 2023 Plan may be assumed, continued or substituted. In the event that awards are not assumed, continued or substituted, except as otherwise provided by the Compensation Committee in the award agreement, upon the effective time of the sale event, all awards with time-based conditions will become vested and exercisable upon the sale event, and awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a sale event in the Compensation Committee’s discretion or to the extent specified in the relevant award agreement. In addition, the Company may make or provide for payment, in cash or in kind, to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights (provided that, in the case of an option or stock appreciation right with an exercise price equal to or less than the per share cash consideration, such option or stock appreciation right shall be cancelled for no consideration). The Compensation Committee shall also have the option to make or provide for a payment, in cash or in kind, to grantees holding other awards in an amount equal to the per share cash consideration multiplied by the number of vested shares under such awards. All awards will terminate in connection with a sale event unless they are assumed by the successor entity.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2023 Plan requires the Compensation Committee to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2023 Plan, to certain limits in the 2020 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2023 Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The Compensation Committee may require that tax withholding obligations be satisfied by withholding shares of Common Stock to be issued pursuant to exercise or vesting. The Compensation Committee may also require the

Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

Amendments and Termination. The Board of Directors may at any time amend or discontinue the 2023 Plan and the Compensation Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may materially and adversely affect any rights under any outstanding award without the holder’s consent. To the extent required under the rules of NYSE, any amendments that materially change the terms of the 2023 Plan will be subject to approval by the Company’s stockholders. Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Compensation Committee to be required by the Code to preserve the qualified status of incentive options.

Effective Date of Plan. The 2023 Plan was approved by the Board of Directors on October 9, 2023 and will become effective on the later of (i) the date on which the 2023 Plan is approved by stockholders in accordance with applicable law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules or (ii) January 1, 2024. Assuming stockholders approve the 2023 Plan at the 2023 Annual Meeting, the 2023 Plan will become effective January 1, 2024.  Awards of incentive options may be granted under the 2023 Plan until October 8, 2033, which is the tenth anniversary of the date the 2023 Plan was approved by the Board of Directors. No other awards may be granted under the 2023 Plan after the date that is ten years from effective date of the 2023 Plan.

New Plan Benefits

Because the grant of awards under the 2023 Plan is within the discretion of the Compensation Committee, the Company cannot determine the dollar value or number of shares of Common Stock that will in the future be received by or allocated to any participant in the 2023 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2023 Plan, the following table provides information concerning the benefits that were received by the following persons and groups during Fiscal Year 2023: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all current employees who are not executive officers, as a group.

						Stock
	Options					Awards
	Average
	Exercise
	Price Per			Dollar
	Award		Number of	Value		Number of
Name and Position	($)		Awards	($)(1)		Awards
Martin Brenner, Chief Executive Officer and Chief Scientific Officer	$7.00		28,000	$175,504		351,181
Felipe Duran, Chief Financial Officer	$7.00		12,000	$75,216		37,500
Thomas F. Isett, Former Chief Executive Officer and Former President	$6.75		80,000	$479,382		200,000
Robert Lutz, Former Chief Financial Officer	$7.00		16,000	$100,288		100,057
All current executive officers, as a group	$6.85	(2)	136,000	$830,390	(4)	688,738

All current directors who are not executive officers, as a group	$—	(3)	—	$—		—

All current employees who are not executive officers, as a group	$7.23	(2)	167,863	$1,086,697	(4)	144,454

(1)	The valuation of stock awards is based on the grant date fair value computed in accordance with ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 19: “Share Based Compensation” of the Notes to Consolidated Financial Statements contained in the Company’s 2023 Annual Report.
(2)	Represents the weighted-average exercise price for the group.

(3)	No stock options were awarded to directors during Fiscal Year 2023. However, during Fiscal Year 2024, we do anticipate issuing to each of our non-employee directors options to purchase 10,000 shares of Common Stock pursuant to our 2020 Plan.
(4)	Represents the aggregate grant date fair value for the group.

Material U.S. Federal Income Tax Treatment of Options and Awards

The following is a summary of the effect of U.S. federal income taxation on the participants in the 2023 Plan and the Company. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.

Incentive Stock Options (“ISO”)

An ISO results in neither taxable income to the optionee, nor a deduction to the Company at the time it is granted or exercised. If the optionee holds the stock received as a result of an exercise of an ISO for at least two years from the date of the grant and one year from the date of exercise, then the gain realized on disposition of the stock is treated as a long-term capital gain. If the shares are disposed of during this period, however (i.e., a “disqualifying disposition”), then the optionee will include the income, as ordinary compensation for the year of the disposition, in an amount equal to the excess, if any, of the fair market value of the shares, upon exercise of the option over the option price (or, if less, the excess of the amount realized upon disposition over the option price). The excess, if any, of the sale price over the fair market value on the date of exercise will be a short-term capital gain. In such case, the Company will be entitled to a deduction, in the year of such a disposition, for the amount includible in the optionee’s income as compensation, subject to the limitations of Section 162(m) of the Code. The optionee’s tax basis in the shares acquired upon exercise of an ISO is equal to the option price paid, plus any amount includible in his or her income as a result of a disqualifying disposition.

Non-Qualified Stock Options (“NSO”)

A NSO results in no taxable income to the optionee or deduction to the Company at the time it is granted. An optionee exercising a NSO will, at that time, realize taxable compensation in the amount of the excess of the then market value of the shares over the option price. Subject to the applicable provisions of the Code, including the limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the Company in the year of exercise in an amount equal to the taxable compensation realized by the optionee. The optionee’s tax basis in shares received upon exercise is equal to the sum of the option price plus the amount includible in his or her income as compensation upon exercise.

Any gain (or loss) upon subsequent disposition of the shares will be a long- or short-term gain (or loss), depending upon the holding period of the shares.

If a NSO is exercised by tendering previously owned shares of the Company’s Common Stock in payment of the option price, then, instead of the treatment described above, the following will apply: a number of new shares equal to the number of previously owned shares tendered will be considered to have been received in a tax-free exchange; the optionee’s basis and holding period for such number of new shares will be equal to the basis and holding period of the previously owned shares exchanged. The optionee will have compensation income equal to the fair market value on the date of exercise of the number of new shares received in excess of such number of exchanged shares; the optionee’s basis in such excess shares will be equal to the amount of such compensation income; and the holding period in such shares will begin on the date of exercise.

Stock Appreciation Rights (“SAR”)

Generally, the recipient of a stand-alone SAR will not recognize taxable income at the time the stand-alone SAR is granted.

If the grantee receives the appreciation inherent in the SAR (change in stock price plus dividends from grant date to settlement date) in cash, the cash will be taxed as ordinary income to the employee at the time it is received. If the grantee receives the appreciation inherent in the SAR in stock, the value of the stock received is taxable as ordinary income at the fair market value of the stock.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of SARs. However, upon the settlement of a SAR, the Company will be entitled to a deduction equal to the amount of ordinary income the recipient is required to recognize as a result of the settlement, subject to the limitations of Section 162(m) of the Code.

Restricted Stock Awards / Performance Stock Awards

No income will be recognized at the time of grant by the recipient of a restricted stock award or performance stock award while such award is subject to a substantial risk of forfeiture. Generally, at the time the substantial risk of forfeiture terminates with respect to a stock award, the then fair market value of the stock awarded will constitute ordinary income to the employee. Subject to the applicable limitations of Section 162(m), a deduction for federal income tax purposes will be allowable to the company in an amount equal to the compensation realized by the recipient.

Other Awards

In the case of an award of RSUs, performance awards, dividend equivalents or dividend equivalent units or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the company will receive a federal income tax deduction in an amount equal to the ordinary income which the recipient has recognized, subject to the limitations of Section 162(m) of the Code.

Interests of Directors and Executive Officers

Our directors and executive officers have substantial interests, directly or indirectly, in the matters set forth in this proposal since they will be eligible to receive awards under the 2023 Plan.

Vote Required

The affirmative vote of the holders of shares having a majority of the votes cast by the holders of the shares present or represented and voting at the 2023 Annual Meeting will be required to approve the 2023 Plan. Abstentions and Broker non-votes are not considered votes cast and therefore will not affect the outcome of this vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2023 PLAN.

PROPOSAL 6

APPROVAL OF THE ADJOURNMENT PROPOSAL

Background of and Rationale for the Adjournment Proposal

The Board of Directors believes that if the number of shares of our Common Stock outstanding and entitled to vote at the 2023 Annual Meeting is insufficient to approve the Reverse Stock Split and/or the 2023 Plan, it is in the best interests of the stockholders to enable the Board to continue to seek to obtain a sufficient number of additional votes to approve the Reverse Stock Split Proposal and/or the 2023 Plan Proposal.

In the Adjournment Proposal, we are asking stockholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning or postponing the 2023 Annual Meeting or any adjournment or postponement thereof. If our stockholders approve this proposal, we could adjourn or postpone the 2023 Annual Meeting, and any adjourned session of the 2023 Annual Meeting, to use the additional time to solicit additional proxies in favor of the Reverse Stock Split Proposal and/or the 2023 Plan Proposal.

Additionally, approval of the Adjournment Proposal could mean that, in the event we receive proxies indicating that holders of a majority of the number of votes cast will vote against the Reverse Stock Split Proposal or the 2023 Plan Proposal, we could adjourn or postpone the 2023 Annual Meeting without a vote on the Reverse Stock Split and/or the 2023 Plan Proposal and use the additional time to solicit the holders of those shares to change their vote in favor of the Reverse Stock Split Proposal and/or the 2023 Plan Proposal.

Vote Required

The affirmative vote of the holders of shares of stock having a majority of the votes cast by the holders of all shares of stock present or represented and voting on the Adjournment Proposal at the 2023 Annual Meeting. Since abstentions are not considered votes cast, they will have no effect on this proposal. Broker non-votes are not expected for this proposal because we believe this matter is a routine matter. If there were to be any broker non-votes they would have no effect on the vote with respect to this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE ADJOURNMENT PROPOSAL.

COMPENSATION DISCUSSION

Introduction

This Compensation Discussion and Analysis section (CD&A) discusses the principles underlying our policies and decisions with respect to the compensation of our executive officers named in the “Summary Compensation Table,” who are referred to as our named executive officers (NEOs). For fiscal 2023, our NEOs are:

●	Dr. Martin B. Brenner, our Chief Executive Officer and Chief Scientific Officer
●	Felipe Duran, our Chief Financial Officer
●	Thomas F. Isett, our former Executive Chairman and former Chief Executive Officer
●	Robert Lutz, our former Chief Financial and Business Officer

Executive Transitions

On December 1, 2022, Mr. Thomas F. Isett, our former CEO resigned. Pursuant to his separation agreement with the Company, Mr. Isett resigned as CEO of the Company effective December 1, 2022, and remained an employee of the Company until December 31, 2022. In addition to severance benefits set forth in his employment agreement, in consideration for Mr. Isett agreeing to provide assistance through March 31, 2023 in connection with the sale of the contract development and manufacturing organization or its assets, the Company agreed to extend Mr. Isett’s eligibility to earn 200,000 restrictive stock units (“RSUs”) previously awarded to him contingent upon execution of a definitive agreement for the sale of the CDMO, LLC by March 31, 2023, which contingency was not met and accordingly the awards were forfeited.

On December 2, 2022, during the interim period, the Board approved the creation of the office of the Chief Executive Officer, whereby Mr. Robert Lutz, the Company’s then Chief Financial and Business Officer and Mr. Martin Brenner, the Company’s then Chief Scientific Officer filled such role.

On January 11, 2023, Mr. Lutz provided the Company notice of his resignation from the Company, effective February 10, 2023. Upon his resignation, an RSU grant of 100,057 shares of Common Stock subject to his continued employment through the earlier of (i) July 1, 2023, or (ii) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors was forfeited. On January 20, 2023, Dr. Brenner was appointed as the Company’s Interim CEO.

To support retention during a period of transition within the executive team, on November 11, 2022, Dr. Brenner received an RSU grant of 95,348 shares of Common Stock subject to his continued employment through the earlier of (i) July 1, 2023, or (ii) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors. In connection with his appointment as Interim CEO, on January 20, 2023, Dr. Brenner was granted 130,000 RSUs that vest pro rata over twelve months, subject to Dr. Brenner serving as the Company’s Interim CEO (the “Interim CEO RSUs”). Dr. Brenner also received a monthly stipend of $7,500 for service as Interim CEO. On June 22, 2023, Dr. Brenner was appointed as permanent CEO. In connection with his appointment, his monthly stipend was converted into base salary. In addition, upon appointment as the Company’s permanent CEO, 75,833 of the Interim CEO RSUs terminated because Dr. Brenner was no longer serving as Interim CEO.  Thus, he was granted 75,833 RSUs eligible to vest pro rata over a seven-month period, subject to continued employment.

On January 23, 2023, Mr. Duran, who was serving as the Company’s VP of Financial Planning and Analysis, accepted an offer letter from the Company (the “Duran Offer Letter”) to serve as the Company’s Interim CFO, effective as of February 13, 2023. Upon his appointment to the position of Interim Chief Financial Officer, Mr. Duran’s base salary was increased from $300,000 to a base salary of $350,000, he became eligible for a discretionary incentive bonus with a target of 40% of his annual base salary and he was granted a $140,000 special incentive bonus (40% of his fiscal year 2023 annualized salary) in exchange for his agreement to continue employment with the Company through the earlier of: (a) July 1, 2023, or (b) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors minus any retention bonus he is paid during the fiscal year 2023. Before his appointment as the Company’s Interim Chief Financial Officer, Mr. Duran became eligible to receive a retention bonus of $70,000 in exchange for his agreement to continue employment with the Company through March 31, 2023. On June 22, 2023, Mr. Duran was appointed as permanent CFO; there were no associated compensation changes.

On March 31, 2023, Dr. Brenner was granted 50,000 RSUs and Mr. Duran was granted 37,500 RSUs, in each case for retention purposes in connection with the executive transitions.

Compensation Philosophy

At iBio we want employees to share in the success of the Company while being challenged and motivated to perform to the best of their abilities. The Compensation Committee believes that compensation programs should include short-term and long-term components, including cash and equity-based compensation, and should encourage and reward performance as measured against pre-established goals. The Compensation Committee evaluates both performance and compensation to make sure that compensation provided to executives of the Company remains competitive relative to compensation paid by companies of similar size and stage of development operating in our industry, considering the Company’s relative performance and strategic goals. The Compensation Committee considers the total current and potential long-term compensation of each executive officer in establishing each element of compensation but views each element as related but distinct.

Say on Pay and Compensation Roadmap

As part of the Compensation Committee’s annual review of the executive compensation program, it considers the outcome of the annual advisory vote of stockholders. At the 2022 annual stockholder meeting, approximately 59% of the “say on pay” votes cast were in favor of the compensation of the Company’s NEOs in fiscal 2022.

In light of our evolving business strategy and taking into consideration the results of the 2022 “say on pay” vote, our compensation roadmap has developed (and continues to develop) to reflect best compensation practices and investor feedback. A few highlights of the evolution of our pay program are as follows:

	Fiscal 2021	Fiscal 2022	Fiscal 2023
CEO Contract

Updated CEO employment agreement removed legacy obligations; in partial consideration and as a part of a market-based pay program, CEO received an increased salary level, an option grant (in fiscal 2021), and a performance-based restricted stock unit grant (in fiscal 2022)

		CEO is party to a market-based employment contract without legacy contractual obligations and will participate in annual cycle equity grants	Former CEO’s employment contract terminated with his resignation; new permanent CEO employment contract aligns with those of other Company executives and market practice
Annual Incentive Plan	Annual incentive plan includes goal-driven framework for determining payout	Annual cash incentive plan is formulaic, with pre-defined goals and payout levels	Annual cash incentive plan continues to be pre-determined to align with our FY23 strategic priorities

Equity Grant Process	Developed process for determining equity awards	Implemented formal equity grant process; NEOs received first annual cycle equity awards	NEOs continue to receive annual cycle equity awards in the form of stock options
Recoupment Policy	Adoption of a recoupment policy within the 2020 Plan	Recoupment policy within the 2020 Plan	Maintained existing policy and will adopt Dodd-Frank-compliant policy within necessary time period
Pay Disclosure	Expanded Compensation Discussion & Analysis Disclosure	Detailed Compensation Discussion & Analysis of Company’s pay program	Continued to provide fulsome disclosure regarding our executive pay program

Positive Pay Practices

In addition, the following features of our compensation program are designed to align the interests of our executive team with those of our stockholders and with market best practice:

What We Do	What We Don’t Do
✓ Grant compensation that is primarily at-risk and variable	× Allow hedging or pledging of Company stock

✓ Subject short-term incentive compensation to measurable and rigorous goals	× Stock plan prohibits repricing of stock options without shareholder approval

✓ Use an independent compensation consultant	× Provide excessive perquisites

✓ Cap annual cash incentive payments at 150% of target and stock options do not provide value unless there is a stock price increase	× Provide supplemental executive retirement plans

✓ Structure compensation to avoid excessive risk taking	× Pay tax gross-ups on a change in control

✓ Provide competitive compensation that is compared against an industry peer group	× Provide “single trigger” change in control payments

✓ Have a recoupment policy	× Provide excessive severance benefits

Compensation Evaluation Processes

The Compensation Committee considers a number of factors in setting compensation for its executive officers, including Company performance, the executive’s functional performance, experience and responsibilities, and the compensation of executive officers in similar positions in our peer group of companies.

Independent Consultant; Peer Group and Benchmarking

The Compensation Committee has the authority to directly retain the services of independent consultants and other experts to assist in fulfilling its responsibilities. In August 2020, the Compensation Committee engaged FW Cook as its independent advisor to review our executive compensation programs and to assess our executive officers’ base salaries, incentive opportunities, target and actual total cash, long-term incentive value and total direct compensation from a competitive standpoint. For fiscal 2023, the Compensation Committee assessed the independence of FW Cook pursuant to SEC rules and the corporate governance rules of the NYSE and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation Committee.

In January 2022, FW Cook assisted the Compensation Committee in selecting a peer group of 16 companies for purposes of benchmarking the fiscal year 2023 executive compensation program. The companies included in the peer group are in the pharmaceutical, biotechnology or life sciences industry, had a market cap within a targeted range of our market cap, had common business characteristics with us, and are our business and/or labor market competitors. At the time the peer group was approved, we had a market cap positioned at the 28th percentile of the peer group (based on peer market cap at time of analysis). The approved peer group consisted of the following companies:

Agenus	Dyadic	NightHawk Biosciences
Alanos Therapeutics	Dynavax	Savara
Arcturus Therapeutics	Karyopharm	Sorrento Therapeutics
CEL-SCI	MediciNova	Sutro Biopharma
Corbus	Morphic	Y-mAbs Therapeutics
CytomX Therapeutics

Arcus Biosciences, ChemoCentryx and Novavax were removed from the prior peer group as they were no longer size-relevant; and, Alaunos Therapeutics was added due to its similar business focus, size-relevance, and use as a peer by our investors.

The Compensation Committee uses the peer group compensation data as one of several factors in determining appropriate compensation parameters for base salary, variable cash compensation and equity-based, long-term incentives. The Compensation Committee’s executive compensation decisions are made on a case-by-case basis, and specific benchmark results do not, in and of themselves, determine individual target compensation decisions.

Elements of Executive Compensation

Direct compensation for executives consists of three principal components: base salary, potential annual cash incentive bonus, and long-term equity incentives.

Base Salary

Base salary represents the fixed portion of an executive officer’s compensation and is intended to provide compensation for day-to-day performance. The Compensation Committee believes that a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and experienced executives. Each executive officer’s base salary is initially determined upon hire or promotion based on the executive officer’s responsibilities, prior experience, individual compensation history and salary levels of other executives within the Company and similarly situated executives within our peer group. Base salary is typically reviewed annually.

The table below reflects annual base salaries for the NEOs as of the end of fiscal 2023 (or termination of employment, for Messrs. Isett and Lutz).

FY2023 Base
Salary
($)
Dr. Martin B. Brenner	$507,150
Felipe Duran	$350,000
Thomas F. Isett	$650,000
Robert Lutz	$437,750

While serving as Interim CEO, Dr. Brenner received a monthly cash stipend of $7,500. Upon his appointment as permanent CEO on June 26, 2023, the Board approved including as part of Dr. Brenner’s base salary the monthly cash stipend of $7,500 he was receiving while serving as Interim CEO, for an annual base salary of $507,150.

Annual Cash Incentive Bonuses

The Compensation Committee believes that performance-based cash incentive bonuses play an important role in providing incentives to executives to achieve annual corporate goals. Fiscal 2023 reflected the continuation of a formulaic plan.

The target annual incentive bonuses in fiscal 2023 were as follows in the table below. The bonus target percentages for Dr. Brenner and Mr. Duran were set in connection with the negotiation of their employment agreements during fiscal 2021 and fiscal 2023, respectively, and were pro-rated for the portion of the year they served the Company in their various roles. Mr. Isett’s bonus target percentage was unchanged from fiscal 2021 and was pro-rated for the portion of the year he served the Company. Mr. Lutz was not eligible for the FY23 bonus payment due to his resignation in February 2023. Actual bonuses were determined based on the Compensation Committee’s assessment of performance. The performance goals for our named executive officers were established by our Compensation Committee. Bonuses for fiscal 2023 were subject to a formulaic framework with the following categories and weightings: sale of the contract development and manufacturing organization or its assets (30%), maintain liquidity (20%), develop pipeline (20%), develop platform (10%), and validate the pipeline/platform (20%).  We have not disclosed the specific performance goals because we believe this disclosure would reveal confidential strategic objectives and information that is not otherwise publicly disclosed by us and would result in competitive harm to us. The strategic measures were designed to be “stretch” goals that were achievable with what we believe represented an elevated level of effort and performance. Payouts could be earned at up to 150% of target, based on actual performance. Final payouts for the NEOs were approved at 60% of target as described in the below table:

			FY23	FY23
		FY23	Target	Actual
		Bonus Target	Bonus	Bonus
	FY23	(as % of	Annualized	(Pro-rated)
	Base Salary	Base Salary)	($)	($)
Dr. Martin B. Brenner	$507,150	40%	$202,860	$110,916
Felipe Duran	$350,000	40%	$140,000	$73,100
Thomas F. Isett	$650,000	60%	$402,000	$117,000
Robert Lutz	$437,750	40%	$175,100	$—

In connection with his appointment as interim CFO, Mr. Duran was also granted a $140,000 special incentive bonus (40% of his fiscal year 2023 annualized salary) subject to his continued employment with the Company through the earlier of: (a) July 1, 2023, or (b) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors minus any retention bonus he was paid during the fiscal year 2023. Before his appointment as the Company’s interim CFO, Mr. Duran became eligible to receive a retention bonus of $70,000 subject to his continued employment with the Company through March 31, 2023.

Long-Term Equity Incentives

Our primary long-term incentive compensation vehicle is stock options; however, as discussed further below, in fiscal 2023 we made grants of time-based RSUs in connection with the executive transitions. The number of equity awards granted is based on the executive’s position, the executive’s performance in the prior year (if applicable), the Company’s overall performance, the executive’s potential for continued sustained contributions to our success, and competitive market information. Based on market data provided by FW Cook, the Compensation Committee considers the equity grant levels of the peer group, including awards granted as a percent of outstanding shares when recommending equity awards for executive officers.

We grant options based on our belief that they naturally align executives with the creation of stockholder value and are the best long-term incentive vehicle to retain and promote our Company culture. The option grants made in fiscal 2023 vest 25% on the first anniversary of the grant date, and quarterly thereafter over the next three years. The Compensation Committee believes that stock options are inherently performance-based, incentivize employees to make decisions that support long-term success, and are appropriate and advantageous for the following additional reasons:

●	Value is only realized if the stock price increases, thereby aligning the interests of executives with those of stockholders.
●	Stock options have greater downside risk than full-value awards, as they do not provide any value to the holder if the stock price declines below the exercise price (determined as of the date of grant).
●	The ten-year term of options gives executives the opportunity to realize value over a long period of time, which promotes long-term thinking and value creation.
●	Stock options are well understood and help attract and retain employees who contribute to the Company.

On November 11, 2022, Dr. Brenner received 95,348 RSUs that were eligible to vest, subject to continued employment, on the earlier of (i) July 1, 2023, or (ii) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors. In connection with his appointment as the Company’s Interim CEO, on January 20, 2023, Dr. Brenner was granted 130,000 RSUs, which vest pro rata over a twelve-month period, subject to Dr. Brenner’s continued service as Interim CEO. Upon appointment as the Company’s permanent CEO, 75,833 of the Interim CEO

RSUs terminated because Dr. Brenner was no longer serving as Interim CEO.  In consideration of the foregoing, Dr. Brenner was granted 75,833 RSUs that vest pro rata over a seven-month period, subject to continued employment.

On November 11, 2022, Mr. Lutz received 100,057 RSUs that were eligible to vest, subject to continued employment, on the earlier of (i) July 1, 2023, or (ii) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors. These RSUs terminated due to his resignation in February 2023.

On March 31, 2023, Dr. Brenner was granted 50,000 RSUs and Mr. Duran was granted 37,500 RSUs, in each case for retention purposes.

All of the annual cycle equity grants in fiscal 2023 were made in time-based stock options.

Additional Policies and Benefits

Equity Grant Policies. Executives’ stock options are granted with an exercise price based on the fair market value on the date of grant. Equity grants to executives currently are made pursuant to our 2020 Omnibus Incentive Plan. We do not coordinate the grant of equity awards to the timing of releases of material non-public information.

Restrictions on Hedging or Pledging. The Company’s Insider Trading Policy prohibits directors, officers and employees from (1) pledging Company securities that involves pledging (or hypothecating) Company securities as collateral for a loan and (2) engaging in hedging or monetization transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, and may permit a holder to continue to own Company securities but without the full risks and rewards of ownership.

The Company’s Insider Trading Policy also provides that no director, officer or employee (or any other person, such as a consultant or contractor, designated by the Company as subject to the Inside Trading Policy) may engage in any of the following activities with respect to the Company’s securities: trading in the Company’s securities on a short-term basis (i.e., shares of the Company’s Common Stock purchased in the open market must be held for a minimum of six months and ideally longer; however, this rule does not apply to sales made following the exercise of options that were granted by the Company or to sales of shares purchased through the Company’s equity incentive plans); purchases of Company securities on margin; short sales of the Company’s securities; and buying or selling puts or calls on Company securities.

Recoupment Policy. With respect to any awards (cash or equity) granted under our 2020 Omnibus Incentive Plan, to the extent that the recipient receives any amount in excess of the amount that the recipient should otherwise have received under the terms of the award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the recipient may be required to repay any such excess amount to the Company at the discretion of the Board of Directors or Compensation Committee.

Post-employment Compensation. Our NEOs are entitled to certain severance and change in control benefits, the terms of which are described below under “Employment Agreements.” These severance and change in control benefits are an essential element of the overall executive compensation package and assist the Company in recruiting and retaining talented individuals and aligning the executive’s interests with the best interests of the stockholders.

Other Benefits. The Company provides certain additional benefits to executive officers that are also generally available to employees, including medical, dental, vision and life insurance coverage, 401(k) matching contributions; however, the Compensation Committee in its discretion may revise, amend or add to these benefits. Mr. Isett was also entitled to reimbursement for certain car expenses, in addition to up to a maximum of $500 per month for the cost of any life insurance policy he procured while he remained employed by the Company and up to $2,000 per month toward the cost of any long-term disability policy he procured while he remained employed by the Company.

Tax and Accounting Considerations. The Compensation Committee reviews and considers the various tax and accounting implications of the compensation programs we utilize.

Deductibility of Executive Compensation. Section 162(m) of the Code denies a publicly traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our Company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Accounting for Stock-Based Compensation. We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options and restricted stock units, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Set forth below are the executive officers of the Company who do not serve as directors, including their ages, their positions with our Company and a brief biographical description.

Below is certain information regarding our current executive officers who are not serving as directors.

			Served as an
Name	Age	Position	Officer Since
Dr. Martin B. Brenner	53	Chief Executive Officer and Chief Scientific Officer	January 18,2021

Felipe Duran	44	Chief Financial Officer	June 22,2023

Dr. Martin B. Brenner has been our Chief Scientific Officer (CSO) since January 2021 and our Chief Executive Officer (CEO) since June 2023. He has a strong history of success heading drug discovery and development teams at several of the world’s leading pharmaceutical companies, including AstraZeneca (“AstraZeneca”), Eli Lilly and Company (“Lilly”), Pfizer Inc. (“Pfizer”), and Merck Research Laboratories (“Merck Research Labs”). Most recently, Dr. Brenner served as Senior Vice President, Chief Scientific Officer of Pfenex Inc. from March 2019 until its acquisition by Ligand Pharmaceuticals Incorporated in October 2020. From 2017 to 2018, Dr. Brenner served as Chief Scientific Officer at Recursion Pharmaceuticals, Inc., a biotechnology company. From 2016 to 2017, Dr. Brenner served as Vice President and Head of Research and Early Development at Stoke Therapeutics, Inc., a biotechnology company. From 2013 to 2016, Dr. Brenner served as Executive Director, Diabetes & NASH, and Chair of Diabetes & NASH Early Discovery Unit at Merck Research Lab. From 2012 to 2013, Dr. Brenner served as Senior Director, Head of Bioscience, CVMD at AstraZeneca. From 2009 to 2012, Dr. Brenner served as an Associate Research Fellow for the Diabetes Prevention and Remission Group at Pfizer. From 2003 to 2009, Dr. Brenner served as Senior Research Scientist for the Diabetes Drug Hunting Team at Lilly. Dr. Brenner holds a Ph.D. in Pharmacology from the Veterinary School of Hannover in Hannover, Germany a DVM from Veterinary School of Ludwig-Maximilians-University in Munich, Germany.

Felipe Duran has been our Chief Financial Officer (CFO) since June 2023. Mr. Duran was iBio’s Vice President of Financial Planning and Analysis (“FP&A”) from April 2021 to February 2023 and then as the Company’s Interim CFO from February 2023 through June 2023. Previously, Mr. Duran served as the Executive Director (CFO), of Lupin Latin America, a subsidiary of Lupin Pharmaceuticals, the third-largest generic pharmaceutical company in the United States, from May 2016 to May 2021. Prior to joining Lupin Pharmaceuticals, he held numerous strategy positions at Teva Pharmaceuticals in both its growth markets and Latin America offices. Mr. Duran also worked as a Manager, FP&A for both Bupa and Noven Pharmaceuticals. Mr. Duran holds a B.A. in Finance and an M.B.A from the University of Miami.

PAY VERSUS PERFORMANCE

The table below shows compensation actually paid (as defined by the SEC in Item 402(v) of Regulation S-K) for our executives and our financial performance for the years shown in the table. For purposes of this discussion, our CEO is also referred to as our principal executive officer or “PEO” and our other Named Executive Officers are referred to as our “Non-PEO NEOs.”  We are permitted to report as a “smaller reporting company” as defined under the U.S. federal securities laws.  Accordingly, we have not included a tabular list of financial performance measures, and the table below does not include a column for a “Company-Selected Measure” as defined in Item 402(v) of Regulation S-K.  For further information regarding our compensation philosophy and how we seek to align executive compensation with the Company’s performance, refer to “Executive Compensation” and “Compensation Discussion.”

							Value of
							Initial Fixed
					Average		$100
					Summary	Average	Investment
					Compensation	Compensation	Based on
	Summary Compensation Table		Compensation Actually Paid to		Table Total for	Actually Paid	Total
Fiscal	Total for PEO ($)[1,2]		PEO ($)[1,3]		Non-PEO	to Non-PEO	Shareholder	Net Income
Year	PEO - Isett	PEO - Brenner	PEO - Isett	PEO - Brenner	NEOs[1,2]	NEOs[1,3]	Return[4]	($ Millions)[5]
2023	$1,670,498	$1,069,174	$189,265	$629,453	$630,739	$336,310	$1.62	$(65.01)
2022	$3,068,714	$—	$(2,143,039)	$—	$1,247,056	$151,787	$17.48	$(50.30)

(1)PEOs/NEOs included in these columns reflect the following individuals:

Fiscal Year	PEO	Non-PEO NEOs
2023	Thomas F. Isett, Martin B. Brenner	Felipe Duran, Thomas F. Isett, Rob Lutz
2022	Thomas F. Isett	Robert Lutz, Martin B. Brenner

(2)	Amounts reflect Summary Compensation Table Total Pay for our PEOs/NEOs for each corresponding year.
(3)	The following tables illustrates the adjustments to the Summary Compensation Table Total Pay for our PEOs, as well as the average for our other NEOs, to determine “compensation actually paid”, as computed in accordance with Item 402(v). Amounts do not reflect actual compensation earned by or paid to our NEOs during the applicable year.

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO	PEO (Isett) Fiscal Year June 30, 2023 ($)	PEO (Brenner) Fiscal Year June 30, 2023 ($)	PEO (Isett) Fiscal Year June 30, 2022 ($)
Summary Compensation Table Total	$1,670,498	$1,069,174	$3,068,714
Minus: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$698,047	$491,863	$2,012,464
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$—	$84,071	$348,762
Plus: Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$—	$(130,477)	$(2,717,457)
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$—	$138,720	$209,736
Plus: Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(164,861)	$(40,172)	$(1,040,329)
Plus: Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(618,325)	$-	$—
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	$—	$—	$—
Compensation Actually Paid	$189,265	$629,453	$(2,143,038)

	Fiscal Year	Fiscal Year
Reconciliation of Average Summary Compensation Table Total to Average Compensation Actually Paid for Non-PEO NEOs	June 30, 2023 ($)	June 30, 2022 ($)
Summary Compensation Table Total	$630,739	$1,247,056
Minus: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	$214,302	$649,618
Plus: Fair Value at Fiscal Year-End of Outstanding and Unvested Option and Stock Awards Granted in Fiscal Year	$11,779	$138,691
Plus: Change in Fair Value of Outstanding and Unvested Option and Stock Awards Granted in Prior Fiscal Years	$(6,842)	$(409,756)
Plus: Fair Value at Vesting of Option and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	$2,859	$—
Plus: Change in Fair Value as of Vesting Date of Option and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$(11,524)	$(174,586)
Plus: Fair Value as of Prior Fiscal Year-End of Option and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	$(76,399)	$—
Plus: Value of Dividends or Other Earnings Paid on Option and Stock Awards Not Otherwise Reflected in Total Compensation	$—	$—
Compensation Actually Paid	$336,310	$151,787

For purposes of the above adjustments, the fair value of equity awards on the applicable date were determined in accordance with FASB’s ASC Topic 718, using valuation methodologies that are generally consistent with those used to determine the grant-date fair value for accounting purposes.  For more information, please see the notes to our financial statements in our Annual Report on Form 10-K and the footnotes to the Summary Compensation Table of this proxy statement.

(4)	Total Shareholder Return (TSR) represents the cumulative return on a fixed investment of $100 in the common stock of iBio, Inc., at the beginning of the measurement period.
(5)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.

Relationship between CAP vs. Cumulative TSR of Company and the Peer Group

The following chart illustrates the relationship between CAP for our PEO and the average CAP for our Non-PEO NEOs against our TSR:

CAP vs. TSR
$17.48
$1.62
$0.6M
$0.2M
$0.2M
$0.3M
2022
2023
-$2.1M
CAP (PEO - Isett)
CAP (PEO - Brenner)
Avg. CAP (Non-PEO NEO)
Company TSR

All information provided above under the heading “Pay Versus Performance” will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Relationship between CAP vs. Net Income

The following chart illustrates the CAP for our PEO and the average CAP for our Non-PEO NEOs against our net income:

CAP vs. Net Income
-$50.3M
-$65.0M
$0.2M
$0.2M
$0.3M
-$2.1M
2022
2023
CAP (PEO - Isett)
CAP (PEO - Brenner)
Avg. CAP (Non-PEO NEO)
Net Income

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information as to compensation paid to or earned by our executive officers during the years ended June 30, 2023 and 2022 whose total compensation did exceed $100,000. The persons listed in the following table are referred to herein as the “named executive officers.”

						Non-Equity	All
	Fiscal			Stock	Option	Incentive	Other
Name and Principal Position	Year	Salary	Bonus	Awards(1)	Award(s)(1)	Compensation (2)	Compensation	Total
Martin B. Brenner (3)	2023	$457,553	$250	$316,359	$175,504	$110,916	$8,592	$1,069,174
Chief Executive Officer and Chief Scientific Officer	2022	$405,000	$—	$—	$757,887	$162,000	$11,302	$1,336,189

Felipe Duran (4)	2023	$318,765	$140,250	$78,000	$75,216	$73,100	$14,329	$699,660
Chief Financial Officer

Thomas F. Isett (5)	2023	$325,000	$—	$218,665	$479,382	$117,000	$530,451	$1,670,498
Former Executive Chairman, Former Chief Executive Officer, and Former President	2022	$650,000	$—	$—	$2,012,464	$390,000	$16,250	$3,068,714

Rob Lutz (6)	2023	$273,594	$250	$175,100	$100,288	$—	$12,586	$561,818
Former Chief Financial and Business Officer	2022	$425,000	$—	$—	$541,348	$170,000	$21,574	$1,157,922

(1)	Reflects the aggregate grant date fair value computed in accordance with FASB ASC 718. The value assumption used in determining such amounts are described in Note 19 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2023.
(2)	The amounts reported represent actual bonuses earned for performance during the applicable year by our named executive officers based upon the achievement of our corporate objectives for such year, as described under “Annual Cash Incentive Bonuses.”
(3)	Dr. Brenner was appointed Chief Scientific Officer effective January 18, 2021 and Chief Executive Officer in June 2023. During fiscal year 2023, Dr. Brenner was paid a $250 anniversary bonus and earned an annual performance bonus of $110,916 which is estimated to be paid the first week of December 2023. All Other Compensation for 2023 includes $8,592 for Company contributions to a Company sponsored qualified retirement plan. In fiscal year 2022, Dr. Brenner received a $162,000 annual performance bonus paid in September 2022. All Other Compensation for 2022 includes $11,302 for Company contributions to a Company sponsored qualified retirement plan.
(4)	Mr. Duran was appointed Chief Financial Officer in June 2023. Mr. Duran earned $140,000 in retention bonuses during fiscal year 2023, which were partially paid in fiscal year 2023 and partially paid in fiscal year 2024. Mr. Duran was also paid a $250 anniversary bonus in fiscal year 2023. Mr. Duran earned an annual performance bonus of $73,100 which is estimated to be paid the first week of December 2023. All Other Compensation for 2023 includes $14,329 for Company contributions to a Company sponsored qualified retirement plan.
(5)	Mr. Isett resigned as CEO of the Company effective December 1, 2022 and remained an employee until December 31, 2022. Mr. Isett earned an annual performance bonus of $117,000 which is estimated to be paid the first week of December 2023. All Other Compensation for 2023 includes $520,001 of severance payments in accordance with a separation agreement and $10,450 for Company contributions to a Company sponsored qualified retirement plan. During fiscal year 2022, Mr. Isett received a fiscal year 2022 annual performance bonus of $390,000 paid in September 2022. All Other Compensation for 2022 includes $16,250 for Company contributions to a Company sponsored qualified retirement plan.
(6)	Mr. Lutz resigned as CFBO of the Company effective February 10, 2023. During fiscal year 2023, Mr. Lutz’s received a $250 anniversary bonus. All Other Compensation includes $12,586 for Company contributions to a Company sponsored qualified retirement plan. During fiscal year 2022, Mr. Lutz received an annual performance bonus of

$170,000 paid in September 2022. All Other Compensation for 2022 includes $21,574 for Company contributions to a Company sponsored qualified retirement plan. Mr. Lutz resigned from the Company on February 10, 2023.

Outstanding Equity Awards at Fiscal Year-End (June 30, 2023)

The following table provides information about the number of outstanding equity awards (post reverse split effected in October 2022) held by each of our named executive officers as of June 30, 2023:

	Number of	Number of
	securities	securities				Number of	Market value
	underlying	underlying				shares or	of shares or
	unexercised	unexercised		Option	Option	units of stock	units of stock
	options	options	Grant	Exercise	Expiration	that have	that have
Name	exercisable	unexercisable	Date	Price	Date	not vested	not vested(5)
Martin B. Brenner (1)	—	20,000	1/18/21	$36.75	1/18/31	—	$—
Martin B. Brenner (1)	12,250	15,750	8/23/21	$31.50	8/23/31	—	$—
Martin B. Brenner (1)	11,250	16,750	8/29/22	$7.00	8/29/32	—	$—
Martin B. Brenner (2)	—	—	3/31/23	$—	—	37,500	$22,875
Martin B. Brenner (3)	—	—	6/26/23	$—	—	75,833	$46,258
Felipe Duran (1)	1,400	1,400	5/4/21	$32.25	5/4/31	—	$—
Felipe Duran (4)	—	—	5/4/21	$—	—	534	$326
Felipe Duran (1)	437	563	8/23/21	$31.50	8/23/31	—	$—
Felipe Duran (1)	—	12,000	8/29/22	$7.00	8/29/31		$—
Felipe Duran (2)	—	—	3/31/23	$—	—	28,125	$17,156

(1)	The options vest twenty-five percent on the first anniversary of the grant dates and then pro-rata on a quarterly basis thereafter.
(2)	The RSUs vest quarterly over one year.
(3)	The RSUs vest monthly over seven months from the grant date.
(4)	The RSUs vest one third on each of the one, two and three year anniversary of the grant date.
(5)	Calculated by multiplying the closing price per share of the Company’s common stock on June 30, 2023, $0.61, by the number of shares.

Employment Agreements

Employment Offer Letters, Severance and Change in Control Arrangements in Effect During Fiscal Year 2023

We have entered into employment agreements with our executive officers, the material terms of which are set forth below.

Dr. Martin B. Brenner

On December 23, 2020, the Company entered into an employment agreement with Dr. Martin Brenner to serve as the Company’s CSO, effective as of January 18, 2021. In addition to a base salary of $405,000 for serving as the Company’s CSO (which was increased as described below) and a discretionary incentive bonus with a target of 40% of his annual base salary while serving as Interim CEO. Dr. Brenner received a monthly cash stipend of $7,500 as part of Dr. Brenner serving as Interim CEO. Dr. Brenner was also granted restricted stock units (“RSUs”) to acquire 130,000 shares of the Company’s Common Stock, which RSUs shall vest pro rata over a twelve- month period, such vesting to terminate if Dr. Brenner is no longer the Company’s Interim CEO. The grant-date fair value of the RSUs totaled approximately $91,000. On November 11, 2022, Dr. Brenner also received a RSU grant of 95,348 shares of Common Stock in exchange for Dr. Brenner’s agreement to continue employment with the Company through July 1, 2023, whereby such RSUs will vest on the earlier of (i) July 1, 2023, or (ii) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors.

The Brenner Employment Agreement also provided for an initial grant of options to purchase 20,000 (post reverse split effected in October 2022) shares of our Common Stock (the “Brenner Option”) to Dr. Brenner pursuant to the 2020 Plan, with an exercise price at the fair market value on the date of grant, as determined by our Board of Directors. The Brenner Option vests ratably as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted will vest for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement. Dr. Brenner will also be eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to our grant policy and applicable approvals of grants. We also provide Dr. Brenner with directors’ and officers’ liability insurance.

On June 26, 2023, the Board approved including as part of Dr. Brenner’s base salary for serving as permanent CEO the monthly cash stipend of $7,500 he was receiving while serving as Interim CEO, for an annual base salary of $507,150. In addition, upon appointment as the Company’s permanent CEO, 75,833 RSUs terminated because Dr. Brenner was no longer serving as Interim CEO. On June 26, 2023, Dr. Brenner was also granted RSUs to acquire 75,833 shares of the Company’s Common Stock, which RSUs shall vest pro rata over a seven-month period. The grant-date fair value of the RSUs totaled approximately $51,566.

Felipe Duran

On January 23, 2023, Mr. Duran accepted an offer letter from the Company for the Interim CFO (the “Duran Offer Letter”). Pursuant to the terms of the Duran Offer Letter, Mr. Duran will serve as the Company’s Interim CFO, effective as of February 13, 2023. Upon his appointment to the position of Interim CFO, Mr. Duran’s base salary will be increased from $300,000 to a base salary of $350,000, he will be eligible for a discretionary incentive bonus with a target of 40% of his annual base salary and he will be granted a $140,000 special incentive bonus (40% of his fiscal year 2023 annualized salary) in exchange for his agreement to continue employment with the Company through the earlier of: (a) July 1, 2023, or (b) the successful achievement of the Company’s 2023 objectives, as defined by the Board of Directors minus any retention bonus he is paid during the fiscal year 2023. Before his appointment as the Company’s Interim CFO, Mr. Duran became eligible to receive a retention bonus of $70,000 in exchange for Mr. Duran’s agreement to continue employment with the Company through March 31, 2023. Mr. Duran was appointed our permanent CFO in June 2023. We also provide Mr. Duran with directors’ and officers’ liability insurance.

Brenner and Duran Employment Agreement Termination Provisions

Each of Dr. Brenner’s and Mr. Duran’s employment is on an “at will” basis and may be terminated at any time by either of them or the Company. If either Dr. Brenner or Mr. Duran separate from employment for any reason or no reason, they are entitled to receive their accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination date. If the Company terminates their employment for reasons other than for “Cause” (as defined in their respective agreements), the Company is required to pay the accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination/separation date and provided, that the terminated employee executes and does not revoke a separation agreement in form acceptable to the Company, he will receive (1) an amount equal to his base salary for nine months, (2) a pro rata share of any bonus earned by him during the Company’s fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, and (3) payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of nine (9) months following the termination.

If Dr. Brenner’s or Mr. Duran’s employment is terminated without Cause within twelve (12) months after a Change of Control (as defined in the Company’s equity incentive plan), (or in the case of Dr. Brenner, Dr. Brenner terminates his employment with us for “Good Reason”, as defined in his employment agreement), provided they execute and do not revoke a separation agreement in a form acceptable to the Company, they each will be entitled to receive: (1) an amount equal to their base salary for twelve months, (2) an amount equal to the target bonus for which they would have been eligible during the Company’s fiscal year in which they were terminated, within thirty (30) days of their execution of a separation agreement, (3) immediate vesting of 100% of any unvested time-vested equity awards held by them at such time, and (4) payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of twelve (12) months following the termination.

Dr. Brenner and Mr. Duran each have agreed to assign to the Company all of their rights in any Inventions, including all Intellectual Property Rights (as such terms are defined in their agreements) that are made, conceived or reduced to practice, in whole or in part, alone or with others, by him during his employment with the Company and have agreed to certain non-compete and non-solicitation terms.

Former Executive Officers

Thomas F. Isett

On April 30, 2021, we entered into a new employment agreement, dated as of April 30, 2021, with Thomas F. Isett, our CEO (the “New Employment Agreement”) in order to further enhance corporate governance and better align its compensation arrangements with current best practices. The New Employment Agreement, which was approved by our Compensation Committee, replaced in its entirety the Amended and Restated Executive Employment Agreement, dated as of April 21, 2020, by and between Mr. Isett and us (the “Prior Agreement”) and removed certain legacy contractual obligations, including an uncapped transaction bonus of 4.5% to be paid in connection with a Change of Control (as defined in the Prior Agreement), which were not viewed by our Compensation Committee as best governance practices or as being aligned with our goals.

Pursuant to the terms of the New Employment Agreement, Mr. Isett served as our CEO for a term of two years, subject to extensions for one-year periods. Mr. Isett received an annual base salary of $650,000 and was eligible to receive a target bonus of 60% of his base salary based upon the Compensation Committee’s assessment of his performance and our performance during the prior fiscal year.

In addition, pursuant to the terms of the New Employment Agreement, we issued Mr. Isett an award of nonqualified stock options to purchase 120,000 (post reverse split effected in October 2022) shares of the Common Stock (the “Option Shares”), which were issued pursuant to our 2020 Omnibus Equity Incentive Plan (the “Plan”). The Option Shares vest as follows: 25% of the Option Shares granted will vest on the one-year anniversary of the grant date and after the one-year anniversary of the grant date, 6.25% of the Option Shares will vest for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement. The New Employment Agreement also provided that the Compensation Committee would establish certain performance criteria and thereafter Mr. Isett would receive a grant of 200,000 (post reverse split effected in October 2022) performance restricted stock units (“RSUs”), which would also vest subject to achievement of pre-defined performance criteria established by the Compensation Committee and set forth below.

Mr. Isett was also entitled to continue to receive certain benefits that he is currently entitled to under the Prior Agreement (participation in our standard benefit plans, reimbursement for certain car expenses, continuing education expenses, directors and officers liability insurance, relocation expenses) in addition to up to a maximum of $500 per month for the cost of any life insurance policy procured by Mr. Isett while he remained employed by us and up to $2,000 per month toward the cost of any long term disability policy procured by Mr. Isett while he remain employed by us.

Under the terms of the New Employment Agreement, if we and Mr. Isett mutually agree to terminate Mr. Isett’s employment, he was entitled to receive (i) accrued and unpaid base salary; (ii) any unreimbursed expenses; (iii) any earned but unpaid annual bonus from a prior fiscal year; and (iv) any amounts payable under any of our benefit plans in which Mr. Isett was a participant in accordance with applicable law and the terms of those plans (“Standard Termination Benefits”).

Under the terms of the New Employment Agreement, if we terminated Mr. Isett’s employment without Cause (as defined in the New Employment Agreement), provided he executed and did not revoke a separation agreement in a form mutually acceptable to the parties, he was entitled to receive, in addition to the Standard Termination Benefits, (i) an amount equal his base salary for twenty-four (24) months; (ii) an amount equal to a pro rata share of his target bonus for the fiscal year in which his separation occurs; (iii) an amount equal to the target bonus for the twenty-four (24) month severance period; and (iv) provided that he elected continuation coverage for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we would pay the full cost of this benefit for up to eighteen (18) months or if he had not obtained alternative employer-provided health coverage by the end of the eighteen (18) month COBRA subsidy period, we would provide him with a lump sum cash payment equal to six times the monthly amount paid by us for the COBRA subsidy.

Under the terms of the New Employment Agreement, if Mr. Isett’s employment was terminated by us without Cause within twelve (12) months after a “Change in Control,” as defined in the 2020 Plan, or if Mr. Isett terminated his employment with the Company for Good Reason (as defined in the New Employment Agreement) within twelve (12) months after a “Change of Control”, provided he executed and did not revoke a separation agreement in a form acceptable to the parties, he was entitled to receive in addition to the Standard Termination Benefits, (i) a lump sum payment equal to twenty-four (24) months of his then current base salary; (ii) an amount equal to a pro rata share of any target bonus for the fiscal year in which his separation occurs; (iii) vesting of any unvested time-based equity awards held by him at such time; (iv) an amount equal to two hundred percent (200%) of his target bonus for the year of employment termination; and (v) provided he elected continuation coverage for health insurance under COBRA, the Company would pay the full cost of this benefit for up to eighteen (18) months, and if he had not obtained alternative employer-provided health coverage by the end of the eighteen (18) month COBRA subsidy period, we would provide him with a lump sum cash payment equal to six (6) times the monthly amount paid by us for the COBRA subsidy. The New Employment Agreement also contains certain restrictive covenants including confidentiality provisions, a non-compete, non-disparagement and non-solicitation provisions as well as assignment of inventions.

On December 1, 2022, Mr. Isett resigned as a member of the Board and relinquish his duties, rights and obligations as an officer and the CEO of the Company, effective immediately. In connection with Mr. Isett’s resignation, the Company entered into a separation agreement and general release with Mr. Isett effective December 1, 2022 (the “Separation Agreement). Pursuant to the Separation Agreement, Mr. Isett resigned as CEO of the Company effective December 1, 2022, and remained an employee of the Company until December 31, 2022.

The Separation Agreement provides that Mr. Isett will receive the severance benefits set forth in his New Employment Agreement, as previously disclosed by the Company, including (i) an amount equal to his current base salary in equal bi-monthly installments for twenty-four (24) months; (ii) an amount equal to a pro rata share of his target bonus for the current fiscal year; (iii) an amount equal to the target bonus in equal bi-monthly installments for the twenty-four (24) month severance period and (iv) provided that he elects continuation coverage for health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the full cost of this benefit for up to eighteen (18) months, or if he has not obtained alternative employer-provided health coverage by the end of the eighteen (18) month COBRA subsidy period, the Company will provide him with a lump sum cash payment equal to six (6) times the monthly amount paid by the Company for the COBRA subsidy (collectively, the “Severance Benefits”).

Pursuant to the Separation Agreement, Mr. Isett agreed to, among other things, (i) provide reasonable assistance from time to time as the Company may request related to the sale of its contract development and manufacturing organization or its assets through March 31, 2023 in consideration for which the Company agreed to extend Mr. Isett’s eligibility to receive 200,000 restrictive stock units awarded contingent upon the execution of a definitive agreement for the sale of such assets; and (ii) provide reasonable assistance from time to time as the Company may request related to litigation, administrative proceedings, or any government investigations through December 2024. Non-compete and non-solicitation provisions as well as confidentiality and assignment of intellectual property obligations from prior agreements entered into between Mr. Isett and the Company continue to apply pursuant to such prior agreements. The Isett Agreement includes a general release of claims by Mr. Isett.

Robert Lutz

On February 15, 2021, we entered into an employment agreement (the “Lutz Employment Agreement”) with Robert Lutz to serve as our CFO. The Lutz Employment Agreement became effective on March 4, 2021 (the “Lutz Effective Date”).

Mr. Lutz was entitled to an annual base salary of $425,000. Mr. Lutz was eligible for a target bonus of 40% of the base salary paid to him during the prior fiscal year based upon the Compensation Committee’s assessment of his performance and the performance of the Company during the prior fiscal year.

The Lutz Employment Agreement also provided for an initial grant of options to purchase 14,000 (post reverse split effected in October 2022) shares of the Company’s common stock (the “Lutz Option”) to Mr. Lutz pursuant to the 2020 Plan, as amended”), with an exercise price at the fair market value on the date of grant, as determined by the Board of Directors. The Lutz Option vested as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted vested for each additional three (3) months of employment, subject to the conditions of the 2020 Plan and the stock option grant agreement thereunder. Mr. Lutz also received an initial grant of 9,280 (post reverse split effected in October 2022) RSUs. Such RSUs vest in even increments on the first three anniversaries of the grant date, subject to the 2020 Plan and the RSU grant agreement. Mr. Lutz was also eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to our grant policy and applicable approvals of grants.

Mr. Lutz was eligible to participate in the Company’s benefit plans for which he was eligible as established from time to time by us for our executive employees, including the cost of medical and dental benefits provided to Mr. Lutz and his family as well as paid time off. We also provide Mr. Lutz with directors’ and officers’ liability insurance.

Mr. Lutz’s employment was on an “at will” basis and could be terminated at any time by each of them or us. The termination provisions of Mr. Lutz’s employment agreement were similar to those of Dr. Brenner and Mr. Duran.

Mr. Lutz agreed to assign to us all of his rights in any Inventions, including all Intellectual Property Rights (as such terms are defined in the employment agreements) that were made, conceived or reduced to practice, in whole or in part, alone or with others, by him during his employment with us and agreed to certain non-compete and non-solicitation terms.

On January 11, 2023, Mr. Lutz resigned as our Chief Financial Officer effective on February 10, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of October 25, 2023, the Record Date, by:

●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock;
●	each of the named executive officers listed in the Summary Compensation Table;
●	each of our directors; and
●	all of our current executive officers and directors as a group.

As of October 25, 2023, we had 28,089,899 shares of common stock outstanding.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of profits interest units, options, warrants or other rights that are either immediately exercisable or exercisable on or before October 25, 2023, which is approximately 60 days after the date of this proxy statement. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o iBio, Inc. 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121.

		Percentage of
	Number of shares	shares
	beneficially	beneficially
Name and address of beneficial owner	owned(1)	owned(1)
Named Executive Officers and Directors:
Dr. Linda Armstrong (2)	8,360	*	%
Dr. Martin B. Brenner (3)	225,633	*	%
William D. Clark (4)	7,471	*	%
Felipe Duran (5)	25,737	*	%
General (Ret.) James T. Hill (1)	7,890	*	%
Dr. Alexandra Kropotova (2)	8,360	*	%
Evert Schimmelpennink (6)	7,693	*	%
Gary Sender (2)	8,360	*	%
Thomas F. Isett (7)	12,000	*	%
Robet Lutz (7)	2,108	*	%
All current executive officers and directors as a group (10 persons)	313,612	1.12%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding Common Stock.
(1)	Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our Common Stock. On October 25, 2023, there were 28,089,899 shares of Common Stock outstanding. Shares of Common Stock issuable under stock options that are exercisable within 60 days after

October 25, 2023 are deemed outstanding and are included for purposes of computing the number of shares owned and percentage ownership of the person holding the option but are not deemed outstanding for computing the percentage ownership of any other person.
(2)	Includes 0 shares of Common Stock underlying options that will vest within 60 days of October 25, 2023. Does not include 0 shares of Common Stock underlying stock options that will vest after December 24, 2023.
(3)	Includes 3,500 shares of Common Stock underlying options that will vest within 60 days of October 25, 2023. Does not include 37,750 shares of Common Stock underlying stock options that will vest after December 24, 2023.
(4)	Includes 223 shares of Common Stock underlying options that will vest within 60 days of October 25, 2023. Does not include 889 shares of Common Stock underlying stock options that will vest after December 24, 2023.
(5)	Includes 987 shares of Common Stock underlying options that will vest within 60 days of October 25, 2023. Does not include 9,738 shares of Common Stock underlying stock options that will vest after December 24, 2023.
(6)	Includes 222 shares of Common Stock underlying options that will vest within 60 days of October 25, 2023. Does not include 667 shares of Common Stock underlying stock options that will vest after December 24, 2023.
(7)	Shares held were assumed to be the same as when the NEOs were last employed by the Company.

Equity Compensation Plans

The following table provides information regarding the status of stock compensation plans at June 30, 2023:

Number of
Options
Available for
Future
	Number of		Issuance
	Shares of		Under
	Common		Equity
	Stock to be	Weighted-	Compensation
	Issued	Average	Plans
	Upon Exercise	Exercise Price	(excluding
	of	of	securities
	Outstanding	Outstanding	reflected in the
	Options	Options	previous columns)
Equity compensation plan approved by stockholders (1)	292,478	$19.18	537,666
Equity compensation plans not approved by stockholders	—	—	—
Total	292,478	$19.18	537,666

(1)This table does not include shares proposed to be authorized under the 2023 Plan.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Each of the related party transactions described below was negotiated on an arm’s length basis. We believe that the terms of such agreements are as favorable as those we could have obtained from parties not related to us. The following are summaries of certain provisions of our related party agreements and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. We therefore urge you to review the agreements in their entirety. Copies of the forms of the agreements have been filed as exhibits to the registration statement and are available electronically on the website of the SEC at www.sec.gov.

Pursuant to its charter, our Audit Committee shall review on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “related party transactions” as required by of NYSE American Rule 4350(h). For purposes of the Audit Committee Charter, “Related Party Transactions” shall mean those transactions required to be disclosed pursuant to Regulation S-K, Item 404.

The following is a summary of transactions since July 1, 2021 to which we have been a party in which the amount involved exceeded $120,000 and in which any of our executive officers, directors or beneficial holders of more than five percent of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the sections of this Proxy Statement “Director Compensation” and “Executive Compensation.”

Several agreements with RubrYc Therapeutics, Inc. (“RubrYc”)

On August 23, 2021, we entered into a series of agreements with RubrYc described in more detail below:

Collaboration and License Agreement: iBio entered into a collaboration and licensing agreement (the “RTX-003 License Agreement”) with RubrYc to further develop RubrYc’s immune-oncology antibodies in its RTX-003 campaign. During the term of the RTX-003 License Agreement, RubrYc granted us an exclusive worldwide sublicensable royalty-bearing license under the patents controlled by RubrYc that cover the RTX-003 antibodies. The RTX-003 License Agreement was terminated when the Company acquired substantially all of the assets of RubrYc in September 2022, including RubrYc’s immune-oncology antibodies in its RTX-003 campaign.

Collaboration, Option and License Agreement: iBio entered into a collaboration agreement (the “Collaboration Agreement”) with RubrYc to collaborate for up to five years to discover and develop novel antibody therapeutics using RubrYc’s artificial intelligence discovery platform. In addition, RubrYc granted the Company an exclusive option to obtain a worldwide sublicensable commercial license with respect to each of the lead product candidates resulting from such collaboration programs (the “Selected Compounds”). With the exception of any obligations that survive the termination, the Collaboration, Option and License Agreement was terminated when the Company acquired substantially all of the assets of RubrYc in September 2022.

Stock Purchase Agreement: In connection with the entry into the Collaboration Agreement and RTX-003 License Agreement, iBio also entered into a Stock Purchase Agreement (“Stock Purchase Agreement”) with RubrYc whereby we purchased 1,909,563 shares of RubrYc’s Series A-2 preferred stock “Series A-2 Preferred”) for $5,000,000 and acquired an additional 954,782 shares of RubrYc’s Series A-2 Preferred. In connection with the Stock Purchase Agreement, iBio entered into the RubrYc Therapeutics, Inc. Second Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), RubrYc Therapeutics, Inc. Second Amended and Restated Voting Agreement (the “Voting Agreement”) and the RubrYc Therapeutics, Inc. Second Amended and Restated Right of First Refusal and Co-Sale Agreement (the “Right of First Refusal and Co-Sale Agreement”).

The rights, preferences of and privileges of the RubrYc Series A-2 Preferred Stock (“Series A-2 Preferred”) are set forth in the Third Amended and Restated Certificate of Incorporation of RubrYc Therapeutics, Inc. (the “Amended RubrYc COI”), and include a preferential eight percent (8%) dividend, senior rights on liquidation, the right to elect a Series A-2

Preferred director for as long as we hold at least 1,500,000 shares of RubrYc stock, the right to vote on an as-converted basis, certain anti-dilution and other protective provisions, the right to convert the Series A-2 Preferred into shares of RubrYc common stock at our option, and mandatory conversion of the Series A-2 Preferred into shares of RubrYc common stock upon (a) the closing of a firm-commitment underwritten public offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, for shares of RubrYc common stock at a per share price of at least five (5) times the Series A-2 Original Issue Price (as defined in the Amended RubrYc COI) and resulting in at least $30,000,000 of gross proceeds to RubrYc or (b) such other date, time or event, specified by vote or written consent of the majority of the aggregate voting power, on an as-converted basis, of the RubrYc Series A preferred stock (“Series A Preferred” and together with the Series A-2 Preferred, the “Senior Preferred Stock”) and Series A-2 Preferred. The Right of First Refusal and Co-Sale Agreement gives RubrYc the right of first refusal on stock sales by key holders, generally defined as founders, and a second right of first refusal and a co-sale right to specified other investors, including certain holders of Senior Preferred Stock and the Company.

The Investors’ Rights Agreement provides the holders of Senior Preferred Stock with, among things: (i) demand registration rights, under specified circumstances; (ii) piggyback registration rights in the event of a company registered offering; (iii) lock-up and market-standoff obligations following a registered underwritten public offering; (iv) preemptive rights on company offered securities; and (v) additional protective covenants that require the approval at least two of the three directors elected by the holders of the Senior Preferred Stock.

Pursuant to the Voting Agreement, certain RubrYc stockholders are contractually obligated to, among other things, vote for and maintain the authorized number of directors at five members, one of which the Company has the contractual right to elect subject to the conditions set forth above.

Purchase Agreement: On September 16, 2022, iBio entered into an asset purchase agreement (the “Purchase Agreement”) with RubrYc in order to acquire substantially all of its assets, including the AI Drug Discovery Platform, RTX-003 (IBIO-101), all Selected Compounds, three additional immune-oncology candidates, a PD-1 agonist, in addition to lab and technology equipment. On September 19, 2022, in connection with the closing of the acquisition, the Company entered into a termination agreement (the “Termination Agreement”) with RubrYc in order terminate the RTX-003 License Agreement and the Collaboration Agreement, which terminated any and all future milestone payments or royalty obligations we had under those agreements. Under the terms of the Purchase Agreement, upon closing of the acquisition, the Company made an upfront payment of approximately $1,000,000 by issuing 102,354 (post reverse split effected in October 2022) shares of our common stock, par value $.001 per share (the “Common Stock”) to RubrYc. RubrYc is also eligible to receive up to $5,000,000 in development milestone over the period of five years from the date of the Purchase Agreement, which can be paid in shares of our Common Stock or cash, at our sole discretion. In addition, we had advanced RubrYc $484,000 to support their operation costs during the negotiation period and incurred transaction costs totaling $208,000, which were also capitalized as part of the assets acquired. The assets acquired include the patented AI drug discovery platform, all rights with no future milestone payments or royalty obligations, to IBIO-101 (RTX-003), in addition to CCR8, EGFRvIII, MUC16, CD3 and one additional immuno-oncology candidate plus a PD-1 agonist. The Purchase Agreement contained representations, warranties and covenants of RubrYc and the Company. The acquisition closed on September 19, 2022 after receipt of approval of the NYSE American.

Review, Approval and Ratification of Transactions with Related Persons

The general policy of iBio and our Audit Committee is that all material transactions with a related-party and agreements with related parties, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Audit Committee and its independent members, which will determine whether such transactions or proposals are fair and reasonable to our Company and our stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Audit Committee at our Audit Committee’s meetings. Detailed proposals, including, where applicable, financial and legal analyses, alternatives and management recommendations, will be provided to our Audit Committee with respect to each issue under consideration and decisions will be made by our Audit Committee with respect to the foregoing related-party transactions after opportunity for discussion and review of materials. When applicable, our Audit Committee will request further information and, from time to time, will request guidance or confirmation from internal or external counsel or auditors. Our policies and procedures regarding related-party transactions are set forth in our Audit Committee Charter and Code of Business Conduct and Ethics, both of which are publicly available on our website at www.ibioinc.com under the heading “Investors—Corporate Governance.”

Policies and Procedures for Related Person Transactions

The policy we have implemented is that our Board of Directors is to review with management and our independent registered public accounting firm any related party transactions brought to the board’s attention which could reasonably be expected to have a material impact on our financial statements. The Company’s practice is for management to present to the Board of Directors each proposed related party transaction, including all relevant facts and circumstances relating thereto, and to update the Board of Directors as to any material changes to any approved related party transaction. In connection with this requirement, each of the transactions or relationships disclosed below were disclosed to and approved by our Board of Directors. In addition, transactions involving our directors and their affiliated entities were disclosed and reviewed by our Board of Directors in its assessment of our directors’ independence requirements.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT/FORM 10-K

iBio’s 2023 Annual Report is being made available to stockholders concurrently with this Proxy Statement at https://www.cstproxy.com/ibioinc/2023. Copies of the 2023 Annual Report and any amendments thereto, as filed with the SEC, may be obtained without charge by writing to iBio, Inc., 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.ibioinc.com.

NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more iBio stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: iBio, Inc., Attention: Corporate Secretary, 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121 or by calling us at (772) 429-2525. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2024 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2024 Annual Meeting under SEC Rule 14a-8 must submit such proposals in writing by [●], 2024 to iBio, Inc., 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121, Attention: Corporate Secretary; however, if there was no annual meeting in the prior year or the annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline will be a reasonable time prior to the time that we begin to print and send our proxy materials, as specified in a Current Report on Form 8-K filed by us with the SEC.

Stockholders who wish to nominate candidates for election to the Board of Directors at the next annual meeting or to bring any other proposals before the next annual meeting (that is not to be included in next year’s proxy materials) may do so by delivering the notice required by our second amended and restated bylaws to the Secretary at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121, not later than 90th day nor earlier than 120th days before the first anniversary of the date we first mail our proxy materials or notice of availability of proxy materials for the preceding year’s annual meeting; however, if the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made. In addition, the stockholder must comply with the requirements set forth in our second amended and restated bylaws and the stockholder’s notice must set forth the information required by our second amended and restated bylaws with respect to each stockholder making the proposal or nomination and each proposal or nomination that such stockholder intends to present at the 2024 Annual Meeting. In addition, to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2024 Annual Meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 28, 2024. If such meeting date is changed by more than 30 days before or after November 27, 2024, then notice pursuant to Rule 14a-19 must be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of iBio knows of no other matters to be presented for stockholder action at the 2023 Annual Meeting. However, if any other matter is properly brought before the 2023 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to iBio will be voted in accordance with the discretion of the proxyholders.

By order of the Board of Directors,

/s/ William D. Clark
William D. Clark Chairman of the Board

San Diego, California

October [●], 2023

Appendix A

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

IBIO, INC.

(a Delaware corporation)

The undersigned, Martin Brenner, hereby certifies that:

1.	He is the President and Chief Executive Officer of iBio, Inc. (the “Corporation”), a Delaware corporation, and is duly authorized by the Board of Directors of the Corporation to execute this instrument.
2.	The present name of the Corporation is “iBio, Inc.” The Corporation filed its Certificate of Incorporation with the Secretary of State of the State of Delaware on April 17, 2008 under the name of “iBioPharma, Inc.,” filed a Certificate of Merger with the Secretary of State of the State of Delaware on July 25, 2008, merging the Corporation with InB Biotechnologies, Inc., with iBioPharma, Inc. as the surviving corporation, and filed a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware on August 10, 2009, changing the name of the Corporation from “iBioPharma, Inc.” to “iBio, Inc.”
3.	This Certificate of Amendment of the Certificate of Incorporation was duly approved by the Corporation’s Board of Directors and duly adopted by the stockholders of the Corporation at a meeting in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.
4.	Article Fourth is hereby amended to add the following paragraph immediately after the first paragraph of Article Fourth:

“Effective at 12:01 a.m. Eastern Time, on the day immediately following the filing of this Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”), the shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time and the shares of Common Stock issued and held in the treasury of the Corporation immediately prior to the Effective Time shall be reclassified as and combined into a smaller number of shares such that each five (5) to twenty (20) shares of issued and outstanding Common Stock immediately prior to the Effective Time are combined into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 per share (the “Reverse Stock Split”). Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the reclassification and combination following the Effective Time (after taking into account all fractional shares of Common Stock otherwise issuable to such holder) shall be entitled to receive a cash payment equal to the number of shares of the Common Stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest multiplied by the average closing sales price of the Common Stock as reported on the NYSE American for the ten trading days preceding the Effective Time.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by

A-1

such certificate shall have been reclassified and combined (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time may receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

5.	This Certificate of Amendment shall become effective at upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer this [●] day of [●], 2023.

By:
Name:	Martin Brenner
Title:	Chief Executive Officer and
Chief Scientific Officer

A-2

Appendix B

IBIO, INC.

2023 OMNIBUS INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the iBio, Inc. 2023 Omnibus Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of iBio, Inc. (the “Company”) and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee, and which is comprised of not less than two Non-Employee Directors who are independent.

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means a consultant or adviser who provides bona fide services to the Company or an Affiliate as an independent contractor and who qualifies as a consultant or advisor under Instruction A.1.(a)(1) of Form S-8 under the Act.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on ordinary cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date on which the Plan becomes effective as set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is listed on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), Nasdaq Global Market, The New York Stock Exchange or another national securities exchange or traded on any established market, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” means (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Affiliate (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)           Administration of Plan. The Plan shall be administered by the Administrator.

(b)          Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)      to select the individuals to whom Awards may from time to time be granted;

(ii)      to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)      to determine the number of shares of Stock to be covered by any Award;

(iv)      to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)      to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)      subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options and Stock Appreciation Rights may be exercised; and

(vii)      at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)         Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to one or more officers of the Company, including the Chief Executive Officer of the Company, all or part of the Administrator’s authority and duties with respect to the granting of Awards to other individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time, but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)         Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)         Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)         Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)      Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 1,200,000 shares (the “Limit”).  In addition, such Limit shall automatically increase on January 1 of each calendar year commencing on January 1, 2025 and ending on (and including) January 1, 2033, by a number of shares of Stock equal to five percent (5%) of the total number of shares of Stock outstanding on December 31 of the preceding calendar year; provided, however that the Board may act prior to January 1 of a given calendar year to provide that the increase for such year will be a lesser number of shares of Stock, provided further that the Limit, as in effect at any time, shall be adjusted as provided in Section 3(b). The maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Limit, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any awards under the Plan, the Company’s 2020 Omnibus Incentive Plan, and Company’s 2018 Omnibus Equity Incentive Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan and, to the extent permitted under Section 422 of the Code and the regulations promulgated thereunder, the shares of Stock that may be issued as Incentive Stock Options. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)      Changes in Stock. Subject to Section 3(c) hereof, if, after the Effective Date, as a result of any reorganization, recapitalization, reclassification, stock dividend, extraordinary cash dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)      Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Certificate, all Awards with time-based vesting, conditions or restrictions shall become fully vested and exercisable or nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and exercisable or nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Certificate. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the Sale Price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.

(d)      Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year for service as a Non-Employee Director shall not exceed $500,000, provided, however that such amount shall be $750,000 for the calendar year in which the applicable Non-Employee Director is initially elected or appointed to the Board, and $1,500,000 for any Non-Employee Director who serves as Board chair (should one be appointed). For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with FASB ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions. Notwithstanding the forgoing, the independent members of the Board may make exceptions to this limit in extraordinary circumstances, provided that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such employees, Non-Employee Directors and Consultants of the Company and its Affiliates as are selected from time to time by the Administrator in its sole discretion; provided that Awards may not be granted to employees, Directors or Consultants who are providing services only to any “parent” of the Company, as such term is defined in Rule 405 of the Act, unless (i) the stock underlying the Awards is treated as “service recipient stock” under Section 409A or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are exempt from or otherwise comply with Section 409A.

SECTION 5. STOCK OPTIONS

(a)          Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.

(b)          Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c)          Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d)          Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e)          Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods, as permitted in the sole discretion of the Administrator, except to the extent otherwise provided in the Option Award Certificate:

(i)      In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)      Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)      By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or

(iv)      With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)      Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)      Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock (or cash, to the extent explicitly provided for in the applicable Award Certificate) having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b)      Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(c)      Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(d)      Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed ten years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

SECTION 7. RESTRICTED STOCK AWARDS

(a)      Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the

Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives.

(b)      Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Shares but not with respect to the receipt of dividends with respect the Restricted Shares. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)      Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, if a grantee’s employment (or other Service Relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at their original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other Service Relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)      Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”

SECTION 8. RESTRICTED STOCK UNITS

(a)      Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock (or cash, to the extent explicitly provided for in the Award Certificate) upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other Service Relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock or cash. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.

(b)      Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any

Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)      Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the stock units underlying his or her Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.

(d)      Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the grantee may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. DIVIDEND EQUIVALENT RIGHTS

(a)      Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the grantee. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of an Award of Restricted Stock Units shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.

(b)      Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 16 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights shall automatically terminate upon the grantee’s termination of employment (or cessation of Service Relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. TRANSFERABILITY OF AWARDS

(a)      Transferability. Except as provided in Section 12(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)      Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)      Family Member. For purposes of Section 12(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)      Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 13. TAX WITHHOLDING

(a)      Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amount received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)      Payment in Stock. The Administrator may require the Company’s tax withholding obligation to be satisfied, in whole or in part, by the Company withholding from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the grantees. The Administrator may also require the Company’s tax withholding obligation to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.

SECTION 14. SECTION 409A AWARDS; SECTION 280G CUTBACK

Awards are intended to be exempt from Section 409A to the greatest extent possible and to otherwise comply with Section 409A. The Plan and all Awards shall be interpreted in accordance with such intent. To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any 409A Award may not be accelerated except to the extent permitted by Section 409A. The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Notwithstanding any provision of this Plan to the contrary, if any payment or benefit that a grantee would otherwise receive from the Company pursuant to an Award under the Plan or otherwise (a “Payment”) would (a) constitute a “parachute payment” within the meaning of Section 280G of the Code and (b) but for this paragraph, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment will be equal to the Reduced Amount (as defined below).  The “Reduced Amount” will be either (1) the largest portion of the Payment that would result in no portion of the Payment (after reduction) being subject to the Excise Tax or (2) the entire Payment, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate, net of the maximum reduction in federal income taxes which could be obtained from a deduction of such state and local taxes), results in grantee’s receipt, on an after-tax basis, of the greatest amount of the Payment. If a reduction in the Payment is to be made, the reduction in payments and/or benefits will occur in the following order: (1) reduction of cash payments; and (2) reduction of other benefits paid to grantee. In the event that acceleration of vesting of equity award compensation is to be reduced, such acceleration of vesting will be cancelled in the reverse order of the date of grant of your equity awards.  In no event will the Company be liable to grantee for any amounts not paid as a result of the operation of this paragraph (other than for the Company’s obligations to pay the Reduced Amount or the entire Payment, as applicable). The Company makes no representation that any or all of the payments or benefits described in the Plan will be exempt from the Excise Tax, and the grantee shall be responsible for payment of the Excise Tax (if applicable).

SECTION 15. TERMINATION OF SERVICE RELATIONSHIP, TRANSFER, LEAVE OF ABSENCE, ETC.

(a)      Termination of Service Relationship. If the grantee’s Service Relationship is with an Affiliate and such Affiliate ceases to be an Affiliate, the grantee shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.

(b)      For purposes of the Plan, the following events shall not be deemed a termination of a Service Relationship:

(i)      a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or

(ii)      an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 16. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall materially and adversely affect rights under any outstanding Award without the holder’s consent. Except as provided in Section 3(b) or 3(c), without prior stockholder approval, in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect repricing through cancellation and re-grants or cancellation of Stock Options or Stock Appreciation Rights in exchange for cash or other Awards. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by Company stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(b) or 3(c).

SECTION 17. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 18. GENERAL PROVISIONS

(a)      No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)      Issuance of Stock. To the extent certificated, stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any evidence of book entry or certificates evidencing shares of Stock pursuant to the exercise or settlement of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. Any Stock issued pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate or notations on any book entry to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)      Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)      Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)      Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)      Clawback/Repayment. All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or Committee and as in effect from time to time; and (ii) applicable law. Further, to the extent that the grantee receives any amount in excess of the amount that the grantee should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the grantee may be required to repay any such excess amount to the Company at the discretion of the Board or Committee.

(g)      Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

SECTION 19. EFFECTIVE DATE OF PLAN

This Plan shall become effective upon the later of (i) the date on which it is approved by stockholders in accordance with applicable law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules or (ii) January 1, 2024.  No grants of Incentive Stock Options may be made hereunder after October 8, 2033, which is the tenth anniversary of the date the Plan was approved by the Board.  No grants of any other Awards may be made hereunder after the tenth anniversary of the Effective Date.

SECTION 20. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: October 9, 2023

DATE APPROVED BY STOCKHOLDERS: [⦁]

iBio, Inc.

11750 Sorrento Valley Road, Suite 200

San Diego, California 92121

SUBMIT A PROXY TO VOTE BY INTERNET - https://www.cstproxy.com/ibioinc/2023

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time on November 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT A PROXY TO VOTE BY TELEPHONE – (866) 894-0536

Use any touch-tone telephone to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Pacific Time on November 26, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet or telephone and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY TO VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

			For	Withhold	For All	To withhold authority to vote for any individual
			All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the election of each of the following:						number(s) of the nominee(s) on the line below.

	1.	Election of Directors	☐	☐	☐

Nominees:

	01 Gary Sender	02 William Clark

	The Board of Directors recommends you vote FOR the proposals			For	Against	Abstain

2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for our fiscal year ending on June 30, 2024.			☐	☐	☐

3.	To approve, on an advisory, non-binding basis, the compensation of our named executive officers (Say-on-Pay).			☐	☐	☐

4.	To approve the amendment to the Company’s Charter to effect a Reverse Stock Split.			☐	☐	☐

5.	To approve the 2023 Plan Proposal			☐	☐	☐

6.	To approve the Adjournment Proposal.			☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments or postponements of the meeting.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, dated October [●], 2023.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)			Date

IBIO, INC.

2023 Annual Meeting of Stockholders

November 27, 2023 1:00 P.M. Pacific Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Martin Brenner and Felipe Duran, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of IBIO, INC. that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) to be held at 1:00 P.M., Pacific Time, on November 27, 2023 at 11750 Sorrento Valley Road, Suite 200, San Diego, California 92121, or any adjournment or postponement thereof. The purpose of the 2023 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2023 Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side